UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATFRESH BEVERAGES CORP.
(Exact name of registrant as specified in its charter)

Nevada	2080	72-1621978
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

2800 Post Oak Boulevard, Suite 4100

Houston, Texas 77056

Telephone: (832) 390-2235  Facsimile:  (832) 390-2350
(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward Avenue
Las Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone:  (206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

            Large accelerated filer|__|                                           Accelerated filer                      |__|

            Non-accelerated filer   |__|                                           Smaller reporting company      | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	11,947,741	$0.65 per share	$7,766,031.65	$1,059.29
Common Stock	6,200,000 (2)	$0.65 per share	$4,030,000.00	$549.69
TOTAL	18,147,741	$0.65 per share	$11,796,031.65	$1,608.98

(1)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(2)   Being sold in a Direct Public Offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

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SUBJECT TO COMPLETION, Dated March____, 2013

PROSPECTUS

NATFRESH BEVERAGES CORP.

18,147,741 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering 11,947,741 shares of common stock at a price of $0.65 per share for net proceeds of $7,766,032, and we are offering 6,200,000 shares of common stock at a price of $0.65 per share for net proceeds of $3,165,000.  The 6,200,000 shares are being offered on our own account by aself-underwritten, best-efforts offering, through this prospectus for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. There is no guarantee that we will receive any proceeds from the direct public offering,

We are an emerging growth company.  Our common stock is presently not traded on any market or securities exchange.

.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7 to 10 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements for future filings.  Investing in our common stock involves a high degree of risk and should only be purchased by those who can afford to lose their entire investment.

The selling shareholders will sell our shares at $0.65 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by us and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value.

There is no assurance of when, if ever, our stock will be listed on an exchange.  We are offering up to 6,200,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officer and director will attempt to sell the shares, without any involvement of underwriters or broker-dealers.  This prospectus will permit our officer and director  to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell.  Our officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the section of this prospectus entitled "Plan of Distribution”.  The shares will be offered at a fixed price of $0.65 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is: March ___, 2013

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Summary

Prospective investors are urged to read this prospectus in its entirety.

We are a development stage company.  From inception to August 31, 2012, we have not yet earned revenues from the sale of our products.  We have minimal assets, and have incurred losses since inception.

We are a start-up company and our main focus is to import and distribute natural spring water.  In addition, through our wholly owned subsidiary company in Singapore, NATfresh Productions (S) Pte Ltd (“NPSPL”),we will process and bottle natural spring water.  We will also use natural spring water for the production of instant tea as well as microbrewery operations for the production of both shandy and lager beer.  All manufactured goods will be marketed, promoted, and distributed in the Republic of Singapore and exported to its neighboring country Malaysia.  We own the following brands and trademarks in Singapore: NATfresh, Tani Premium and Tani Magic.

We have  not yet earned revenues, we have achieved significant losses since inception, we have had only limited operations and have been issued a going concern opinion by our auditors.

As of March 14, 2013, we have total cash on hand of $1,155,453 in our bank accounts.  We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy.  The financing we need may not be available when required.  Although financing maybe available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences or other terms.  Our inability to obtain financing will inhibit to implement our development strategy, which could require us to diminish or suspend our operations and possibly cease our operations.

We were incorporated on June 18, 2012 under the laws of the state of Nevada.  Our principal office is located at 2800 Post Oak Boulevard, Suite 4100, Houston, Texas 77056.  Our telephone number is (832) 390-2235 and our fax number is (832) 390-2350.

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The Offering:

Securities Being Offered	Up to 18,147,741 shares of common stock.
Offering Price	We, through the direct public offering and the selling shareholders will sell our shares at $0.65 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering price has been arbitrarily determined by us and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. We determined the offering price by considering, among other factors, a business valuation that was conducted by our management. There is no assurance of when, if ever, our stock will be listed on the OTCBB or another exchange.
Terms of the Offering

The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.  In addition, we are offering up to 6,200,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officer and  director will attempt to sell the shares, without any involvement of underwriters or broker-dealers.

Termination of the Offering

The offering will conclude when all of the 18,147,741 shares of common stock that are being offered by us in the direct public offering  and the selling shareholders have been sold, or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

Securities Issued And to be Issued

1,156,460,641 shares of our common stock are issued and outstanding as of the date of this prospectus.  11,947,741 shares of common stock to be sold under this prospectus will be sold by existing shareholders.  In addition, we are offering up to 6,200,000 in a direct public offering.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders.  However, we will receive proceeds from the shares of our common stock that we sell pursuant to our Direct Public Offering.  See “Use of Proceeds.”

Market for the common stock
There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quotation on the Over-the-Counter Bulletin Board.
We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.
Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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Summary Financial Information (unaudited)

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of November 30, 2012	As of August 31, 2012
Balance Sheet
Total Assets	$1,947,664	$3,100,449
Total Liabilities	$219,238	$123,476
Stockholders’ Equity	$2,228,425	$2,976,973
	Three months ended November 30, 2012	Period from June 18, 2012 (date of inception) to August 31, 2012
Income Statement
Revenue	$-	$-
Total Operating Expenses	$611,411	$533,031
Net Loss	$(611,411)	$(533,027)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the importation and distribution of our natural spring water.  We have not yet generated revenues from our inception to August 31, 2012.

While at November 30, 2012, we had cash on hand of $1,947,664 we have accumulated $611,411 in business development and administrative expenses for the 3 months ended November 30, 2012.  Our current monthly burn rate is $171,847.  At this rate we will be able to sustain operations for approximately 11 months and we anticipate that additional funding will be needed for general administrative expenses and marketing costs. In addition, we require approximately $4,000,000 over the next 12 months to begin our operations.

In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

WE ONLY HAVE LIMITED OPERATIONS AND WE HAVE NOT GENERATED SIGNIFICANT REVENUES OR PROFITS TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS

We were incorporated on June 18, 2012.  We have just started our proposed business operations and have not realized any revenues.  We only have limited operations upon which an evaluation of our future success or failure can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by developing and marketing  our products.  We cannot guarantee that we will be successful in generating significant revenues and profit in the future.  Failure to generate significant revenues and profit will cause us to suspend or cease operations.

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BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU
COULD LOSE YOUR INVESTMENT.
Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.
THERE IS NO MINIMUM OFFERING AND THEREFORE YOUR INVESTMENT MAY BE USED EVEN THOUGH SUCH INVESTMENT WILL NOT SATISFY OUR CAPITAL REQUIREMENTS
TO COMPLETE ANY PROJECT.

Our director has not specified a minimum offering amount and there in no escrow account in operation.  Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives or proceed with our operations due to a lack of interest in this offering.  If this were to occur, we might be forced to curtail or abandon our operations with a loss to investors who purchase stock under this Prospectus. There is no guarantee that we will receive any proceeds from the direct offering. The selling shareholders are also offering shares of our common stock, which may make it difficult for us to raise proceeds from our direct offering.

If Yi Lung Lin, our sole officer and director, should resign or die, we will not have a chief executive officer.  thIS could result in our operations suspending, AND you could lose your investment.

We depend on the services of our sole officer and director, Yi Lung Lin, for the future success of our business.  The loss of the services of Mr. Lin could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Mr. Lin and we do not have a contract for his services.

WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL.  OUR FAILURE TO DO SO COULD CAUSE US TO GO OUT OF BUSINESS.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance and product development personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED, WHICH COULD CAUSE US TO DISCONTINUE OUR OPERATIONS.

We will require significant expenditures of capital in order to acquire and develop our planned operations.  We plan to obtain the necessary funds through private equity offerings.  We may not be able to raise sufficient amounts from our planned sources.  In addition, if we drastically underestimate the total amount needed to fully implement our business plan, our ability to continue our business will be adversely affected.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.  If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure.  In such an event, we intend to implement expense reduction plans in a timely manner.  However, these actions would have material adverse effects on our business, revenues, operating results and prospects, resulting in a possible failure of our business.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT WORLDWIDE ECONOMIC CRISIS

Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals and thus generate significant revenue.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.  OUR INABILITY TO SUCCESSFULLY OPERATE AS A PUBLIC COMPANY COULD CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

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WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company.  Moreover, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and the NASDAQ Stock Market, has imposed additional requirements on corporate governance practices of public companies.  We expect these new rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly, which may have a materially adverse impact on our business.

THE RECENTLY ENACTED JOBS ACT WILL ALLOW US TO POSTPONE THE DATE BY WHICH WE MUST COMPLY WITH SOME OF THE LAWS AND REGULATIONS INTENDED TO PROTECT INVESTORS AND TO REDUCE THE AMOUNT OF INFORMATION WE PROVIDE IN OUR REPORTS FILED WITH THE SEC, WHICH COULD UNDERMINE INVESTOR CONFIDENCE IN OUR COMPANY AND ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

  the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;
  the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and some of the disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;
  the requirement to provide detailed compensation discussion and analysis in proxy statements and reports filed under the Securities Exchange Act of 1934, and instead provide a reduced level of disclosure concerning executive compensation; and
  any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We may take advantage of these exemptions until we are no longer an “emerging growth company.”  We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of this offering; (ii) the first fiscal year after our annual gross revenues are $1 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some, but not all, of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.”  For example, we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.  Our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected.  Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company.  We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND  DIRECTOR  AND A U.S. OR FOREIGN PLAINTIFF MAY LACK STANDING OR OTHERWISE BE UNABLE TO BRING A LAWSUIT IN A SINGAPOREAN OR CHINESE COURT, INCLUDING A CASE WHICH IS PREDICATED UPON U.S. SECURITIES LAWS.

Our sole officer and director is not a resident of the United States.  Consequently, it may be difficult for investors to effect service of process on Mr. Lin in the United States and to enforce judgments obtained in United States courts against Mr. Lin based on the civil liability provisions of the United States securities laws.  Since all our assets are located in Singapore it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

In addition, a U.S. or foreign plaintiff may lack standing or otherwise be unable to bring a lawsuit in a Singaporean court, including a case which is predicated upon U.S. securities laws.

OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS WHICH MAY LIMIT THE AMOUNT OF TIME THEY CAN DEVOTE TO OUR COMPANY AND POTENTIALLY CREATE CONFLICTS OF INTEREST.

Our director has other business interests in that Mr. Lin Yi Lung is also the Managing Director of Access Finance, Securities (NZ) Limited and Access Management Consulting and Marketing Pte Ltd. and Chief Executive Officer for Access Equity Capital Management Corp.  This means that Mr. Lin is unable to work full time for our Company and that potential conflicts of interests may arise when Mr. Lin is presented certain business opportunities.  These conflicts might eventually lead to business failure.  Mr. Lin plans to devote 40 hours a week to our business and to our affairs which may lead to periodic interruptions of business operations if he is unable to devote the amount of time required to our business because of his other business interests.  Unforeseen events may cause this amount of time to become even less.

OUR SOLE OFFICER MR. LIN IS IN THE BUSINESS OF PROVIDING CERTAIN CONSULTING AND FINANCIAL SERVICES TO COMPANIES THAT SEEK TO ACCESS THE CAPITAL MARKETS IN THE UNITED STATES AND THIS COULD CREATE POTENTIAL CONFLICTS OF INTERESTS.

Our sole officer Mr. Lin is in the business of providing certain consulting and financial services to companies that seek to access the capital markets in the United States and this could create potential conflicts of interests if he devotes his time helping other companies, rather than furthering our needs.

OUR SOLE OFFICER AND DIRECTOR MR. LIN AND THE AFS ENTITIES PROVIDE CONSULTING AND FINANCIAL SERVICES TO GENUFOOD ENERGY ENZYMES CORP. (“GENUFOOD”) AND

AND MR. LIN IS THE CEO OF GENUFOOD AND IN SEPTEMBER 2012 WE PURCHASED $500,000 IN COMMON STOCK OF GENUFOOD AND THAT GENUFOOD’S ONLY REVENUE TO DATE IS FROM A RELATED PARTY.

Our sole officer and director Mr. Lin and the AFS entities provide consulting and financial services to Genufood Energy Enzymes Corp. (“Genufood”) and Mr. Lin is the CEO of Genufood and in September 2012 we purchased $500,000 in common stock of Genufood and that Genufood s only revenue to date is from a related party.  This could be viewed as a potential conflict of interest.

WE ONLY HAVE ONE OFFICER WHO IS ALSO OUR ONLY DIRECTOR WHICH MAY LEAD TO FAULTY CORPORATE GOVERNANCE.

We have only one director who is also our sole executive officer who makes all the decisions regarding corporate governance.  This includes their (executive) compensation, accounting overview, related party transactions and so on.  They will also have full control over matters that require Board of Directors approval.  This may introduce conflicts of interest and prevent the segregation of executive duties from those that require Board of Directors’ approval.  This may lead to ineffective disclosure and accounting controls.  Non-compliance with laws and regulations may result in fines and penalties.  They would have the ability to take any action as they review and approve them.  They would exercise control over all matters requiring shareholder approval including significant corporate transactions.  We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

RISKS RELATED TO OUR INDUSTRY

CURRENCY EXCHANGE RATE FLUCTUATIONS MAY INCREASE OUR COSTS.

The exchange rates between the U.S. dollar and non-U.S. currencies in which we conduct our business have and will likely fluctuate in the future.  Any appreciation in the value of these non-U.S. currencies would result in higher expenses for our company.  We do not have any hedging arrangements to protect against such exchange rate exposures. We plan to operate our business in U.S. and Singapore dollars.

IMPORT/EXPORT REGULATIONS AND TARIFFS MAY CHANGE AND INCREASE OUR COSTS.

We are subject to risks associated with the regulations relating to the export of products.  We cannot predict whether the export of our products will be adversely affected by changes in, or enactment of new quotas, duties, taxes or other charges or restrictions imposed by the Asian countries in the future.  Any of these factors could have a material adverse effect on our operating costs.

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RISKS RELATED TO OUR OFFERING

Our shares of common stock are subject to the “penny stock" rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have a market maker apply for admission to provide quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC.  We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Most likely our source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

YOUR PERCENTAGE OWNERSHIP IN US MAY BE DILUTED BY FUTURE ISSUANCES OF CAPITAL STOCK, WHICH COULD REDUCE YOUR INFLUENCE OVER MATTERS ON WHICH STOCKHOLDERS VOTE.

Our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or shares that may be issued to satisfy our payment obligations.  Issuances of additional common stock would reduce your influence over matters on which our stockholders vote.  In addition, no one shareholder owns more than 50% of our common shares and therefore no one shareholder will be able to direct the activities of our company.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO EARN A RETURN ON YOUR INVESTMENT WITH US.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.  Therefore, you may have difficulty earning a return on your investment with us.

10

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results  may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.  However, we  may be receiving funds from our direct public offering.  We are offering up to 6,200,000 shares in a direct public offering, without the involvement of underwriters or broker-dealers.

We intend to use our net proceeds from the Offering for the following purposes:

•         between $7,125 and $158,250 for product research and development;

•         between $21,375 and $1,582,500 for the purchase of computers, computer software, office equipment and furniture and fittings; and

•         between $114,000 and $1,424,250 for working capital.

The foregoing represents our best estimate of our allocation of the net proceeds from the Offering based on our current plans and estimates regarding our anticipated expenditures.  Actual expenditures may vary from these estimates, and we may find it necessary or advisable to re-allocate our net proceeds within the categories described above or to use portions of our net proceeds for other purposes.

Pending the use of our net proceeds in the manner described above, we may also use our net proceeds for our working capital, place the funds in fixed deposits with banks and financial institutions or use the funds to invest in short-term money market instruments, as our  Director may deem appropriate in their absolute discretion.

We estimate that the expenses of the Offering and the application for listing, including the underwriting fees and selling commission, and all other incidental expenses relating to the Offering, will amount to approximately $865,000.

Our direct public offering is being made on a self-underwritten basis - with no minimum and a maximum of $4,030,000.  The table below sets forth the use of proceeds if 25%, 50%, 75% or 100% is sold.

	25%	50%	75%	100%
Gross Proceeds	$1,007,500	$2,015,000	$3,022,500	$4,030,000
Offering Expenses	$865,000	$865,000	$865,000	$865,000
Net Proceeds	$142,500	$1,150,000	$2,157,500	$3,165,000

The proceeds will be used in the order of priority when the securities offered are sold:

	25%	50%	75%	100%
Product research and development	$7,125	$57,500	$107,875	$158,250
Purchase of computer, office equipment, furniture & fixtures	$21,375	$575,000	$1,078,750	$1,582,500
Working Capital	$114,000	$517,500	$970,875	$1,424,250
Total	$142,500	$1,150,000	$2,157,500	$3,165,000

The securities offering and the use of the proceeds shown above are for illustrative purposes only.

11

Determination of Offering Price

The selling shareholders will sell our shares at $0.65 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  There is no assurance of when, if ever, our stock will be listed on the OTCBB or another exchange.

We will be selling the shares in our direct public offering at $0.65 per share.  There is no established public market for the securities being registered.  As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value.  In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

In determining the initial public offering price of the shares we considered several factors including the following:

•         the risks we face as a business;

•         prevailing market conditions, including the history and prospects for the industry in which we compete;

•         our future prospects; and

•         our capital structure.

The above is an exhaustive list of factors we used to determine our initial public offering price.  Taking into consideration a review of the above factors, our management was of the view that $0.65 per share is a fair valuation of our initial public offering price due to our capital structure, strong financial position, our advanced development of our products as well as our unique position within the  our industries.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The calculations below are based upon 1,151,210,000 common shares issued and outstanding and a net tangible book value of $2,228,425 or $0.0019 per share of common stock as of November 30, 2012.

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

The following assumes the sale of 100% of the shares of common stock in this offering.  After giving effect to the sale of 6,200,000 shares at an offering price of $0.65 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0.0019 to $0.0054 per share. This represents an immediate increase in the net tangible book value of approximately $0.0035 per share to current shareholders, and immediate dilution of about $0.6446 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.65
Net tangible book value per share prior to offering	$0.0019
Increase per share attributable to new investors	$0.0035
Net tangible book value per share after offering	$0.0054
Dilution per share to new investors	$0.6446
Percentage dilution	$99.2%

12

The following assumes the sale of 75% of the shares of common stock in this offering.  After giving effect to the sale of 4,650,000 shares at an offering price of $0.65 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0.0019 to $0.0045 per share.  This represents an immediate increase in the net tangible book value of approximately $0.0026 per share to current shareholders, and immediate dilution of about $0.6455 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.6500
Net tangible book value per share prior to offering	$0.0019
Increase per share attributable to new investors	$0.0026
Net tangible book value per share after offering	$0.0045
Dilution per share to new investors	$0.6455
Percentage dilution	$99.3%

The following assumes the sale of 50% of the shares of common stock in this offering.  After giving effect to the sale of 3,100,000 shares at an offering price of $0.65 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0.0019 to $0.0037 per share.  This represents an immediate increase in the net tangible book value of approximately $0.0018 per share to current shareholders, and immediate dilution of about $0.6463 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.6500
Net tangible book value per share prior to offering	$0.0019
Increase per share attributable to new investors	$0.0018
Net tangible book value per share after offering	$0.0037
Dilution per share to new investors	$0.6463
Percentage dilution	$99.4%

The following assumes the sale of 25% of the shares of common stock in this offering.  After giving effect to the sale of 1,550,000 shares at an offering price of $0.65 per share of common stock, our net tangible book value as of the closing of this offering would increase from $0.0019 to $0.0028 per share.  This represents an immediate increase in the net tangible book value of approximately $0.0009 per share to current shareholders, and immediate dilution of about $0.6472 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.6500
Net tangible book value per share prior to offering	$0.0019
Increase per share attributable to new investors	$0.0009
Net tangible book value per share after offering	$0.0028
Dilution per share to new investors	$0.6472
Percentage dilution	$99.6%

Pursuant to Item 506 of Regulation S-K, the following table presents a comparison of cash contributed by purchasers in this offering and existing shareholders along with the relative percentages of ownership of purchasers in the offering and existing shareholders.

	Shares Purchased		Total Consideration

	Number	Percent	Amount	Percent
Existing stockholders	1,156,460,641	99.47%	$3,310,000	45.10%
Purchasers in this offering	6,200,000	0.53%	4,030,000	54.90%

Total	1,162,660,641	100.00%	$7,340,000	100.00%

13

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 11,947,741 shares of common stock offered through this prospectus, not including our direct public offering.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

-          the number of shares owned by each prior to this offering;

-          the total number of shares that are to be offered for each;

-          the total number of shares that will be owned by each upon completion of the offering; and

-          the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Access Finance and Securities (NZ) Limited (2)	50,000,000	500,000	49,500,000	4.28%
Access Management Consulting and Marketing Pte Ltd. (3)	150,000,000	1,500,000	148,500,000	12.84%
Access Equity Capital Management Corp. (4)	10,000,000	100,000	9,900,000	(1)
Kuei Hua Tsai	70,000,000	700,000	69,300,000	5.99%
Huei Ling Wang (5)	50,000,000	500,000	49,500,000	4.28%
En Chen Pai	16,040,000	160,400	15,879,600	1.37%
Hsi Chuen Pai	10,000,000	100,000	9,900,000	(1)
Toprise International Investment Ltd. (6)	500,000,000	5,000,000	495,000,000	42.80%
Chia Wan Lu	22,350,000	223,500	22,126,500	1.91%
Li Tzu Wang	20,120,000	201,200	19,918,800	1.72%
Pi Lin Chen	20,780,000	207,800	20,572,200	1.78%
Shu Li Lai	22,340,000	223,400	22,116,600	1.91%
Jui Chen Lee	20,240,000	202,400	20,037,600	1.73%
Kuan Chen Li	21,720,000	217,200	21,502,800	1.86%
Hsin Li Chiu	15,000,000	150,000	14,850,000	1.28%
Hsuan Wen Yeh	15,000,000	150,000	14,850,000	1.28%
Yu Tzu Chan	15,000,000	150,000	14,850,000	1.28%
Kuan Lin Yeh	12,000,000	120,000	11,880,000	1.03%
Chi Cheng Yeh	12,000,000	120,000	11,880,000	1.03%
Shu Chin Yeh	10,000,000	100,000	9,900,000	(1)
Cheng Yu Lee	10,000,000	100,000	9,900,000	(1)
Wan Lien Li	10,000,000	100,000	9,900,000	(1)
Mei Chih Chen	6,910,000	69,100	6,840,900	(1)
Yin Chen Huang	6,100,000	61,000	6,039,000	(1)
Jung Chia Hsu	6,000,000	60,000	5,940,000	(1)
Yueh Mei Wang	5,600,000	56,000	5,544,000	(1)
Wen Chung Huang	5,200,000	52,000	5,148,000	(1)
Pi Chen Hsu	5,200,000	52,000	5,148,000	(1)
Pao Tsai Lin Wang	5,200,000	52,000	5,148,000	(1)
Miao Ju Chien	5,000,000	50,000	4,950,000	(1)
Chin Hsiu, Lin Su	5,000,000	50,000	4,950,000	(1)
Su Chuan Wang	3,200,000	32,000	3,168,000	(1)
Hsiao Ling Yeh	3,027,000	30,270	2,996,730	(1)
Pei Ling Yeh	2,003,000	20,030	1,982,970	(1)
Mei Pi Chang	2,150,000	21,500	2,128,500	(1)
Ching Tieh Chang	2,030,000	20,300	2,009,700	(1)
Cheng Ying Lee	2,000,000	20,000	1,980,000	(1)
Shu Chiung Lee	2,000,000	20,000	1,980,000	(1)
Kun Wang Lin	2,000,000	20,000	1,980,000	(1)
Mei Chi Liao	2,000,000	20,000	1,980,000	(1)
Po Jen Chen	1,200,000	12,000	1,188,000	(1)
Mei Lan Hsieh	1,000,000	10,000	990,000	(1)
Yung Shan Hsu	400,000	40,000	360,000	(1)
Yu Han Huang	230,000	23,000	207,000	(1)
Hui Cheng Hsu Lin	100,000	10,000	90,000	(1)
Shu Heng Hsu	66,666	66,666	Nil	Nil
Ching Ming Hsu	50,000	50,000	Nil	Nil
Hui Mei Lee	40,000	40,000	Nil	Nil
Tsuan Chih Hsieh	33,333	33,333	Nil	Nil
Fang Ju Lin	28,571	28,571	Nil	Nil
Shih Chuan Huang	25,000	25,000	Nil	Nil
Chieh Ching Lee	22,222	22,222	Nil	Nil
Chung Shou Wu	20,000	20,000	Nil	Nil
Ming Kan Huang	18,182	18,182	Nil	Nil
Li Wen Liu	16,667	16,667	Nil	Nil
Total	1,156,460,641	11,947,741	1,144,512,900

(1)   Less than 1%.

(2)   Yi Lung Lin has voting and investment control over shares held by Access Finance and Securities (NZ) Limited.

(3)   Yi Lung Lin has voting and investment control over shares held by Access Management Consulting and Marketing Pte Ltd

(4)   Yi Lung Lin has voting and investment control over shares held by Access Equity Capital Management Corp.

(5)   Huei Ling Wang is the wife of our President Yi Lung Lin.

(6)   Kuei Hua Tsai has voting and investment control over shares held by Toprise International Investment Ltd.

14

The numbers in this table assume that none of the selling shareholders sell shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 1,156,460,641 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

  has had a material relationship with us other than as a shareholder at any time within the past three years;
  has ever been one of our officers or directors;
  is a broker-dealer; or broker-dealer's affiliate.

In addition, we are offering up to 6,200,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum.  The offering price is $0.65 per share or prevailing market prices.  All of the shares covered by this prospectus are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Plan of Distribution

We are offering up to 6,200,000 shares of our common stock in a direct public offering, on a self-underwritten, best efforts basis, which means that our officer and  director will attempt to sell the shares, without any involvement of underwriters or broker-dealers.  This prospectus will permit our officer and  director to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell.  Our officer and  director will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The intended methods of communication include, without limitations, telephone and personal contact.  For more information, see the section of this prospectus entitled "Plan of Distribution”.  The shares will be offered at a fixed price of $0.65 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.65 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by us and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value.  There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

15

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.      Not engage in any stabilization activities in connection with our common stock

2.      Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.      Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

-          contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-          contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-          contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-          contains a toll-free telephone number for inquiries on disciplinary actions;

-          defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-          contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-          bid and offer quotations for the penny stock;

-          the compensation of the broker-dealer and its salesperson in the transaction;

-          the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-          monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

In addition, we are offering up to 6,200,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum.  The offering price is $0.65 per share or prevailing market prices.  The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

16

Description of Securities

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of  November 30, 2012,  there were 310,000,000 shares of our common stock issued and outstanding that are held by 50 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

17

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We were incorporated in the State of Nevada on June 18, 2012.

We are a start-up company and our main focus is to import and distribute natural spring water.  In addition, through our wholly owned subsidiary company in Singapore, NATfresh Productions (S) Pte Ltd (“NPSPL”), we will process and bottle our natural spring water  in a modern bottling plant in Singapore .  Our natural spring water will also be used for the production of instant tea and microbrewery operations for the production of shandy and lager beer.  All manufactured goods will be marketed, promoted, and distributed in the Republic of Singapore and exported to its neighboring country Malaysia.  We own the following trademarks: NATfresh   , Tani Premium and Tani Magic.

Our Business Model

Our business model has two main aspects, to import and export natural spring water and to use natural spring water for bottling, production of instant tea and for microbrewery operations as shown in the chart below.  We also intend to enter into contract bottling of natural spring water or artesian water under our own private label with suitable and reliable manufacturers.

Our model involves scrutinizing every single aspect of our business to maximize the use of our natural spring water for innovative quality drinking water and beverages.  Our business model is designed to maintain a technological high quality approach without compromising high essential costs, thus our disciplined approach to executing this model has given us the ability to serve the needs of the general public with innovative and quality beverages.  Our objective is to maximize profitability by developing new beverages from natural spring water.  Our disciplined approach allows us to offer new quality beverages with competitive prices on a consistent and sustainable basis to the consumer, thus improving our profitability.

Our Markets and Growth Opportunities

Our primary target market is Singapore.  Singapore has a population of 5,183,700 people as per the statistics shown below.  The Singapore Government has called for an increase in population due to growth substantiality and the aging population in Singapore.  The Singapore government is providing incentives for singles to get married and also for married women to have more children (Source: Child Development Co-Savings Act (CHAPTER 38A), Part II, 3. (1)).

18

SINGAPORE POPULATIONS STATISTICS

tems		Date of Latest	Most Recent Period	% Change[1]	Previous Period	% Change[2]
Population (Mid-Year Estimates) 3/
Total Population	'000	2011	5,183.7	2.1	5,076.7	1.8
Singapore Residents	'000	2011	3,789.3	0.5	3,771.7	1.0
Singapore Citizens	'000	2011	3,257.2	0.8	3,230.7	0.9
Singapore Permanent Residents	'000	2011	532.0	-1.7	541.0	1.5

Source: Singapore Department of Statistics

Singapore had an annual average of 10 million tourists and at the current rate of growth, tourism is expected to increase.  This is a stable and developed tourism industry as shown below:

INTERNATIONAL VISITORS TO SINGAPORE (COUNTRY BASIS)

Year	2006		2007		2008		2009		2010		2011 (Jan to Sept)
Countries	No.	%	No.	%	No.	%	No.	%	No.	%	No.	%
Indonesia	1,921,000	19.7	1,962,000	19.1	1,765,000	17.4	1,745,000	18.0	2,305,000	19.8	1,925,000	19.6
China	1,037,000	10.6	1,114,000	10.8	1,079,000	10.7	937,000	9.7	1,171,000	10.1	1,230,000	12.5
Australia	692,000	7.1	768,000	7.5	833,000	8.2	830,000	8.6	880,000	7.6	717,000	7.3
India	659,000	6.8	749,000	7.3	778,000	7.7	726,000	7.5	829,000	7.1	641,000	6.5
Malaysia	634,000	6.5	646,000	6.3	647,000	6.4	764,000	7.9	1,037,000	8.9	817,000	8.3
Japan	594,000	6.1	594,000	5.8	571,000	5.6	490,000	5.1	529,000	4.5	475,000	4.8
UK	488,000	5.0	496,000	4.8	493,000	4.9	470,000	4.9	462,000	4.0	330,000	3.4
South Korea	455,000	4.7	464,000	4.5	423,000	4.2	314,000	3.2	361,000	3.1	319,000	3.2
USA	400,000	4.1	419,000	4.1	397,000	3.9	371,000	3.8	417,000	3.6	331,000	3.4
Philippines	386,000	4.0	409,000	4.0	419,000	4.1	432,000	4.5	544,000	4.7	505,000	5.1
Thailand	356,000	3.7	353,000	3.4	334,000	3.3	318,000	3.3	430,000	3.7	351,000	3.6
Hong Kong	291,000	3.0	302,000	2.9	278,000	2.7	294,000	3.0	388,000	3.3	366,000	3.7
Singapore	219,000	2.2	208,000	2.0	239,000	2.4	157,000	1.6	191,000	1.6	190,000	1.9
Vietnam	165,000	1.7	203,000	2.0	176,000	1.7	265,000	2.7	323,000	2.8	259,000	2.6
Germany	161,000	1.7	165,000	1.6	175,000	1.7	184,000	1.9	209,000	1.8	157,000	1.6
Total Visitors Arrival in SG	9,748,207	100	10,283,615	100	10,115,638	100	9,681,259	100	11,638,663	100	9,841,445	100

Source: Singapore Department of Statistics

On a monthly basis, Singapore had an average of 1.1 million tourists with an average growth rate of 7 to 9.0% as shown below.

INTERNATIONAL VISITORS ON MONTHLY BASIS

Year	2006		2007		2008		2009		2010		2011
Month	No.	%	No.	%	No.	%	No.	%	No.	%	No.	%
January	768,000	7.9	826,000	8.0	885,000	8.7	772,000	8.0	908,000	7.8	1,055,986	10.7
February	728,000	7.5	758,000	7.4	813,000	8.0	690,000	7.1	857,000	7.4	990,116	10.1
March	820,000	8.4	859,000	8.4	911,000	9.0	791,000	8.2	829,000	7.1	1,071,960	10.9
April	817,000	8.4	820,000	8.0	829,000	8.2	779,000	8.0	939,000	8.1	1,103,319	11.2
May	766,000	7.9	821,000	8.0	834,000	8.2	726,000	7.5	946,000	8.1	1,054,040	10.7
June	789,000	8.1	851,000	8.3	823,000	8.1	750,000	7.7	951,000	8.2	1,079,968	11.0
July	914,000	9.4	953,000	9.3	923,000	9.1	882,000	9.1	1,095,000	9.4	1,273,870	12.9
August	871,000	8.9	913,000	8.9	850,000	8.4	845,000	8.7	997,000	8.6	1,178,458	12.0
September	715,000	7.3	771,000	7.5	746,000	7.4	799,000	8.3	947,000	8.1	1,033,728	10.5
October	857,000	8.8	917,000	8.9	849,000	8.4	845,000	8.7	979,000	8.4		-
November	800,000	8.2	842,000	8.2	765,000	7.6	830,000	8.6	964,000	8.3		-
December	902,000	9.3	953,000	9.3	888,000	8.8	971,000	10.0	1,127,000	9.7		-
Total Visitor Arrival in SG	9,748,207	100	10,283,615	100	10,115,638	100	9,681,259	100	11,638,663	100	9,841,445	100

Source: Singapore Department of Statistics

Water consumption is a MUST for every human being for health reasons.  Therefore, water is required by some 6.2 million people daily, but Singapore has no self-made water.  However, recently, the Singapore Government has started reclaiming water through a NEWater process, that is, treated wastewater (sewage) to drinking water.  The Singapore Government also purchases water from its neighboring country, Malaysia.

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According to the Institute of Medicine/Mayo Clinic, an average of 3 liters of water per day is required for males and an average of 2.2 liters of water per day for females.  On an average of 3 liters of water per day per person, Singapore would require a minimum of 18,600,000 liters of water daily or 6,789,000,000 liters of water annually.  Statistic from the Singapore Ministry of the Environment and Water Resources reveals that 471,000,000,000 liters of portable water was sold in year 2010.  This recorded an average annual growth consumption rate of 1.1% as shown from the chart below.  It is noted that tourists have a high consumption of water and demand many different types of beverages due to the hot tropical climate of Singapore.

We also intend to enter into a contract for the bottling of natural spring water or artesian water under our own private label with suitable and reliable manufacturers.  We also intend to import natural spring water and artesian water in bulk into Singapore to process and bottle Tani Premium for marketing and re-sale in the Singapore market under our Stage 1 plan.  This may require us to apply for an import permit for the importation of natural spring water in bulk where local regulations require it.

We also intend to introduce the first of its kind – Tani Magic Instant Tea in three flavors: Black Tea, Green Tea, and Rose Tea with a view to break into the Singapore market for betterment of sales revenue.  Tani Magic Instant Tea is instant tea from our natural spring water.  No hot water is required to make instant tea.  This will be our Stage 2 plan.  We would then use our natural spring water for the microbrewery operations to produce shandy and lager beer on a Contract Manufacturing (OEM) basis under a private label.  Along with, producing shandy and lager beer under our own brand “Nats Shandy”, Nats5 Bitter”, and “Nats5 Premium” for distribution and re-sale to pubs and restaurants in Singapore and to export to our neighboring country, Malaysia.  This is our Stage 3 plan.

Strategy and Strengths

Our model involves scrutinizing every single aspect of the business to maximize the use of natural spring water for innovative quality drinking water and beverages without compromising high essential costs.  We could achieve this significant objective through the introduction of the following, but we do not possess the financial capabilities at this current time:

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*    Tani Premium – Natural Mineral Water

Tani Premium is natural mineral water processed from natural spring water.  The Sri Lanka Authority has certified that NATfresh natural spring water is genuine natural spring water.  It is extracted from the root hills of the Adam’s Peak, Sri Lanka – tube well at Mayfield Estate, Deraniyagala.  The source is originally from the fames region of tropical rain forest.  The spring water is filtered and treated with Ultra Violet Rays to preserve its natural taste, and is  intended to be  bottled at source in a fully protected modern bottling plant of international standard.

We entered into an agreement with Rajakaruna Springs (Pvt) Ltd. (the "Rajakaruna") on September 2, 2012 to secure the supply of the natural spring water to be used in our products. This agreement has been filed as an exhibit to our prospectus. Rajakaruna has agreed to supply us with the natural spring water in 19 liter plastic bottles that shall be ISO certified and come with a seal. They also agree to supply us of a minimum of 250,000 liters of water per month, subject to a variation on the minimum order to be agreed upon by both parties. The agreement is valid for 10 years with an option to renew for an additional 10 years and may be cancelled with 6 months written notice, such notice to detail the reason for termination and that the non-terminating party agree to the reason for termination.

The above picture is a graphic presentation of Tani Premium, the bottle shape and design we intend to have.  We intend to process and bottle Tani Premium 600 ml and 1,500 ml at our wholly owned subsidiary company in Singapore, NATfresh Productions (S) Pte Ltd.  The natural spring water is bottled using a plastic PET bottle, food grade.  For, the outer size packing is 24 bottles and for, the outer size packing is 12 bottles.  The bottle shape is proprietary and brand name “Tani Premium” belongs to us.

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Water Treatment Plant, a fully automatic process

Imported natural spring water will be kept in a cold water storage tank with cooling jackets, insulation and stainless steel cladding.  Tank capacity is 24,000 liters and is imported from Canada.  We intend to have five cold water storage tanks which will store up to 120,000 liters of water.

The natural spring water will first pass through a filtration process which consists of a sand filter, active carbon filter, sodium-ion filter and fine filter.

It will then process through a Reverse Osmosis (R.O.) System for pure water treatment and for ultraviolet sterilizer.  An ozone generator with a mix tower will be used before the processed mineral water is stored at specified storage tank.

Currently we do not have any cold water storage tanks.  Once the cold water storage tanks are fabricated and shipped to us, they will be installed at our Singapore factory located FoodAxis at One Senako Avenue, Singapore.

We are in the final stages of completing the leasing arrangements for our Singapore factory.

Water Treatment Process Diagram

Bottling Plant, a fully automatic process

A fully automatic blow molding machine will be installed to produce PET plastic bottle at a capacity of 8,000 bottles per hour.

A washing, filling and capping machine line will be installed for washing the cap, filling the empty bottles with the processed mineral water.

Labeling and Packing Process, a fully automatic process

After filling, the bottles will go through a sleeve labeling machine where a label will be placed on the bottles.  An ink jet printer will print the batch number, date of production and expiration date.  It will then move forward for packing using a wrapping and shrink machine.  A conveyor system will move the packed bottles in cases for warehouse storage.

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Blow Molding to Labeling and Packing Process Diagram

Blow Molding Process Diagram

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*    Tani Magic – range of instant tea

On September 26, 2012 we entered into a Memorandum of Understanding with Sky Joy International Enterprise Limited to provide us with the technology transfer in the oxygen anion water treatment for the production of instant tea using our natural spring water.  No hot water is required to make instant tea.  We may never venture into production and compete with competitors who enter the market with strong financial means.

The above picture is a graphic presentation of Tani Magic Instant Black Tea, the bottle shape and design we intend to have.  Tani Magic Instant Black Tea contains processed natural spring water and a package of black tea leaves of 3 grams inside the cap.  The black tea leaves are organic and come from Yuchih Township, Nantou County, Singapore which is a popular place for growing black tea leaves.  There is no artificial coloring.  It is natural flavor.  Just twist the cap to open, the packet of black tea leaves will drop.  Within 10 seconds, instant tea is made.  The outer size packing is 24 bottles.  The bottle shape is proprietary and the brand name “Tani Magic” belongs to us.

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The above picture is a graphic presentation of Tani Magic Instant Green Tea, the bottle shape and design we intend to have.  Tani Magic Instant Green Tea contains processed natural spring water and a package of green tea leaves of 3 grams inside the cap.  The green tea leaves are organic and come from Nantou County, Singapore which is a popular place for growing green tea leaves.  There is no artificial coloring.  It is natural flavor.  Just twist the cap to open, the packet of green tea leaves will drop.  Within 10 seconds, instant tea is made.  The outer size packing is 24 bottles.  The bottle shape is proprietary and the brand name “Tani Magic” belongs to us.

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The above picture is a graphic presentation of Tani Magic Instant Rose Tea, the bottle shape and design we intend to have.  Tani Magic Instant Rose Tea contains processed natural spring water and a package of mixed tea leaves of 3 grams inside the cap.  Tea leaves include Singapore`s most popular oulong tea and jasmine tea, and rose flower.  The tea leaves are organic and come from Nantou County, Singapore which is a popular place for growing tea.  There is no artificial coloring.  It is natural flavor.  Just twist the cap to open, the packet of mixed tea leaves will drop.  Within 10 seconds, instant tea is made.  The outer size packing is 24 bottles.  The bottle shape is proprietary and the brand name “Tani Magic” belongs to us.

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The above picture is a graphic presentation of Tani Magic Instant Black Tea, Tani Magic Instant Green Tea, and Tani Magic Instant Rose Tea the bottle shape and design we intend to have.  Tani Magic range of instant tea will be processed and bottled at our wholly owned subsidiary company in Singapore, NATfresh Productions (S) Pte Ltd.

The ability to produce instant tea from natural spring water without hot water is the state of art technology we intend to possess including the combination of selected high-tech equipment (which we do not currently possess) and water source.  Currently we do not possess the technology.  We have entered into a Memorandum of Understanding on September 26, 2012 with Sky Joy Enterprise to provide this technology.  A copy of the Memorandum of Understanding has been filed as an exhibit to our prospectus.

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Water Treatment Plant, a fully automatic process

Imported natural spring water will be kept in a cold water storage tank with cooling jackets, insulation and stainless steel cladding.  Tank capacity is 24,000 liters and is imported from Canada.  We intend to have five cold water storage tanks.

The natural spring water will first pass through a filtration process consisting of a sand filter, diatomite filter, active carbon filter, sodium-ion filter and softening filter.

It will then process through the Reverse Osmosis (R.O.) System for a pure water treatment and for an ultraviolet sterilizer.  A PH regulator is installed to regulate the level of ph and for dissolved oxygen

Ozone generator and a mix tower will be used before the processed mineral water is stored at a specified storage tank.

Water Treatment Process Diagram

*currently we do not possess the equipment show above.

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Bottling Plant, a fully automatic process

A fully automatic blow molding machine will be installed to produce PET plastic bottles at a capacity of 8,000 bottles per hour.  A special cap with a tea bag is made and provided separately.

A washing, filling and capping machine line will be installed for washing the cap, filling the empty bottles with the processed mineral water.

Blow Molding to Labeling and Packing Process Diagram

*currently we do not possess the equipment show above.

Labeling and Packing Process, a fully automatic process

After filling, the bottles will go through a sleeve labeling machine where a label will be placed on the bottles.  An ink jet printer will print the batch number, date of production and expiration date.  It will then move forward for packing using a wrapping and shrink machine.  A Conveyor system will move the packed bottles in cases for warehouse storage.

Blow Molding to Labeling and Packing Process Diagram

*currently we do not possess the equipment show above.

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Blow Molding Process Diagram

*currently we do not possess the equipment show above.

*    Microbrewery – shandy and lager beer

Using our natural spring water and US brewery knowledge from our suppliers, McKinnon International Inc. and Specific Mechanical Systems Ltd., we intend to brew and produce shandy and lager beer from     malt and hops from Europe and fresh liquid yeast from the US and dried brewers yeast from Europe.

We intend to order five cold water storage tanks, each with a 24,000 liter storage capacity with Specific Mechanical Systems once we finalize the lease of our factory in Singapore.  These cold water storage tanks will be fitted with cooling jackets, insulation and will be made of stainless steel.  Glycol Chilling Systems are included.  Mechanical Systems Ltd. will provide us with these cold water storage tanks.  These tanks will also be able to be used for multiple purposes, that is for processing Tani Premium, Tani Magic and for brewing lager beers.

We also intend to order a complete 10 hectoliter (1,000 liter per batch) Brewing System from Specific Mechanical Systems Ltd once we have acquired the liquor license approval from the Singapore Inland Revenue, Customs Department.  The complete set of equipment comprises of two vessels, steam heated brewhouse, mash/brew kettle/whirpool and lauter tun; 30 HL hot liquor tank; 2 units 20 HL unitank/fermenters; 2 units 20 HL horizontal “stacked’ lagering tanks; and 1 unit 20 HL bright tank (glycol cooled).  This set of complete brewing systems will provide us an annual production capacity of 1,040 HL/year of lagers based on a 28 days fermentation/conditioning length (13 cycles/year) thus enabling us to have 104 brews/year which is 2 brews/week.  McKinnon International provides all the brewing information to Specific Mechanical Systems to enable them to design and fabricate this system.

McKinnon International will also supply us the hops, malts and yeast as well as the estimated costing and the material mix for brewing lager beers.

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Brewing Process

1.      Weighing and milling of the malt: The kernels are cracked, maintaining coarseness of the husk while pulverizing the flour.

2.      The milled malt is held in the grist hopper for transfer to the mash tun.

3.      Mashing: Heating the cracked malt with water for programmed times at specified temperatures.

4.      Lautering: Separating the liquid (sweet wort) from the solid matter.

5.      Boiling the sweet wort with hops.

6.      Cooling the hopped wort.

7.      Primary Fermentation: The cold, hopped wort is held at 9°C for 7-9 days.  The yeast converts the extract into alcohol and carbon dioxide.

8.      Secondary fermentation: This aging process, also referred to as lagering, occurs at near freezing temperatures over a period of 4-6 weeks.  By-products of the primary fermentation are gradually broken down.  The beer is held under pressure and natural carbonation occurs.

9.      Filtration: Any yeast remaining in suspension is removed.

10.  Dispensing: The beer is tapped from serving vessels.

We intend to recruit and employ an experienced and qualified Brew Master responsible for the brew management and brewery operations.  We also intend to send suitable qualified personnel to attend on-the-job brew training program conducted by our contracted brewery suppliers.  This will enable us to achieve a high level of brew skill in the production of lager beers to innovate and meet the taste of the consumers.

We intend to operate the microbrewery operations on Contract Manufacturing (OEM) basis under private label and to brew for distribution and re-sale lager under our brand: “Nats5 Shandy”, “Nats5 Bitter” and “Nats5 Premium” to pubs and restaurants and to export to neighboring country,

Malaysia.  The brand “Nats5” belongs to us.

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The lager beers will be packed in beer keg of US standard in three types:

We do not make this keg.  We purchase it.  It is made of stainless steel 304 and contains 20 liters of lager beer.

We do not make this keg.  We purchase it.  It is made of stainless steel 304 and contains 30 liters of lager beer

We do not make this keg.  We purchase it.  It is made of stainless steel 304 and contains 60 liters of lager beer.

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Sales and Marketing

NATfresh Website

Our website, www.natfreshbeverages.comis under construction.  We anticipate that when  we commence our operations, our website will enhance our sales and provide an advertisement opportunity for the range of NATfresh products we manufacture and distribute.  The website will be linked to our wholly owned subsidiary in Singapore, NATfresh Productions (S) Pte Ltd.’s website: www.natfreshproductions.com.sg

We intend to have a dedicated team of information technology specialists who are responsible for the development of NATfresh Group websites, managing the consumer-facing website product – the internet sales and the infrastructure necessary to support regional coverage.

Once launched, both websites will go ‘Live’ and be available 24 hours a day, seven days a week allowing customer service to be provided to dealers and consumers to shop online from their home, office or even from their mobile phone.

Marketing

We have entered into an Agreement with Access Management Consulting and Marketing Pte Ltd., Singapore appointing them as our Sole Marketing Agent in the sourcing of buyers for our range of NATfresh beverage products in and outside of Singapore.

We would rely on our Sole Marketing Agent to source, select and interview a suitable qualified sole distributor for each category of our NATfresh range of beverage products worldwide including the distribution in the Singapore market - Tani Premium, Tani Magic Instant Black Tea, Tani Magic Instant Green Tea, Tani Magic Instant Rose Tea, Nats Shandy, Nats5 Bitter, and Nats5 Premium.  This will enable us to save substantial upfront marketing costs.

Advertising

Our marketing strategy is to communicate directly with potential customers and emphasize our innovative quality beverages embodied in our corporate slogan, "For Health, Take Fresh” and “NATfresh Only…..”

In doing so, we intend to advertise our NATfresh range of beverage products on our websites, through internet, in print media, radio and television advertisement.  We would also brand pubs and restaurants in Singapore with flyers and billboards.

We would supplement our advertising expenditure by leveraging cost-effective public relation opportunities and by being pro-active and creative in various promotions and campaigns once we have commenced official production.  For example, we intend to participate as a sponsor to provide

Tani Premium and Tani Magic Instant Tea free to participants in various major marathons and running events in Singapore, for example, the TNF Singapore City Race, Energizer Singapore Night Trail, Craze Ultra 100 Miles, and Standard Chartered Marathon Singapore.  This will enable us to gain public awareness of Tani Premium and Tani Magic Instant Tea in Singapore.

The combination of marketing and intended advertising activities will enable us to penetrate into the Singapore market as a ‘leader’ for Tani Magic Instant Tea through effective control of marketing costs, thus creating maximum public exposure for our NATfresh range of beverage products.

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Competition – Drinking Water

We face competition from other drinking water importers and distributors in Singapore.  There are many types of water distributed in  Singapore such as Artesian Well Water, Bottled Mineral Water, Cosmeceutical Water, Distilled Water, Fluoridated Water, Fruit-Flavored Water, Calcium Enhanced Water, Hydrating Water, Hyper-Caffeinated Water, Mint flavored Water, Oxygenated Water, Protein Enhanced Water, Purified Water, Spring Water, Sparkling Water and Vitamin Infused Water.

There are sixteen manufacturers, importers and distributors for this drinking water in Singapore, namely:  Eurolatt Soft CBC, Filed Catering & Supplies, Global Marketing, Hasn Freight & Trading Sdn Bhd, Horizon Asia Resources, J.B. rupa & Co, Litat Import 7 Export, Nomura Trading Co., Mega Exports, Rock Consulting Service, Shaan Enterprises, TWE Singapore, Vilvot Trading, Wai-Kawa, and WM Trading Co.

Among the various types of drinking water, there are about eleven brands in distribution in Singapore such as Aqua, Aquarin, Dasani, Evian, Pere Ocean, Polar, Sparkle, Vallechaira, Volvic, Isklar and Spitzer.  The majority of these brands originated from Malaysia and Indonesia and are not natural spring water.  These brands claimed to be natural mineral water.  Those claiming as ‘Spring’ water were Aqua from Indonesia and Vallechiara from Italy.

Competition in this market revolves around price and quality.  We intend to spearhead Tani Premium into the Singapore market, we claim Tani Premium is certified and true “Natural Spring Water” in compliance of Agri-Food & Veterinary Authority (AVA), Singapore claim requirements and bottled in Singapore – a product of Singapore.  We also intend to price Tani Premium competitively in line with Vallechiara of Italy, Evian of France and Volvic of France.

Competition – Instant Tea

Traditionally, instant tea is made from hot water.  In the global market today no one has distributed instant tea from un-boiled drinking water.  We intend to launch Tani Magic Instant Tea, in initially three flavors – Black Tea, Green Tea and Rose Tea into Singapore market shortly after Tani Premium.  We also intend to claim we are the ‘Pioneer’ for the Instant Tea from our natural spring water and to be the ‘Leader’ in the Singapore Instant Tea beverage market.  We could compete in terms of technology, quality and reliability including the supporting claim – Product of Singapore.  We would price Tani Magic reasonably within the means of all Singapore consumers.

Competition – Microbrewery

Beer has been popular for decades and in Singapore, Tiger beer manufactured and distributed by Asia Pacific Breweries Ltd. is the leading bottled, canned and drafted beer.  In 2011, Tiger beer reached a market share of 54.1% followed by Carlsberg Beer of 32.3%.  Sales of beers in 2011 for Lager is SGD1,675.9 million (99 million liters sold in 2011), growth rate from year 2006 to 2011 is 35.1%, and potential growth rate 7% to reach 108 million liters of beer (source: Euromonitor International from official statistics, trade associations, trade press, company research, store checks, trade interviews, trade sources).

There are nine microbreweries operating in Singapore, namely: Paulaner Brauhaus Singapore, Prague Microbrewery & Restaurant, RedDot brewhouse, Tawandang Microbrewery, The Pump Room, AdstraGold Microbrewery Bistro-Café, Archipelago Brewing, Asia Pacific Breweries, Brewerkz Microbrewery, and Jungle Beer (Singapore).

Among the nine microbreweries, Asia Pacific Breweries is the producer of Tiger beer and Jungle Beer produces draughts beer supplying to pubs and distributing bottled beer.  The remaining seven microbreweries are restaurant microbreweries.  None of them are operating on Contract Manufacturing (OEM) basis.

Competition in this market revolves around price, quality, reliability, promotional activities and dealers’ incentive.  We intend to focus and concentrate on Contract Manufacturing (OEM) under private label to pubs and restaurants and to spearhead Nats Shandy, Nats5 Bitter and Nats5 Premium for export to neighboring country, Malaysia.  We would also spearhead Nats Shandy into the Singapore market.  We would price our shandy and lager beer competitively along the line of Tiger draughts beer.

We need to focus our NATfresh range of beverage products and establish strong brand awareness but we do not possess such financial capabilities at this current time.  We may never be able to effectively enter the beverage industry and thus may not be in a position to complete with competitors who enter the market with strong financial means.

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Compliance with Government Regulations

We currently do not have substantial operations.  However, once we do have substantial operations, our business will be affected by numerous laws and regulations.  To ensure that our operations are conducted in full and substantial regulatory compliance, as part of our current internal procedures and policies, we have submitted a sample of our natural spring water to Agri-Food & Veterinary Authority (“AVA”), Singapore for compliance of import requirements and label claim requirements.  On February 21, 2013, we were granted conditional approval by the AVA for the importation of our water.  The AVA has informed us that although conditionally approved our water will be subject to inspection when important in.  We are not required to obtain any special permits to export our products.

We would also ensure that our wholly owned subsidiary in Singapore, NATfresh Productions (S) Pte Ltd. is HACCP, ISO 22000 certified.  We would also ensure that all licenses and permits such as a Brewery License, Sale Liquor License; Building and Factory Safety License, Fire Safety License, Environment and Sewage License and Import Permit, etc., are applied for and obtained before and after commencement of the Company’s business operations.

Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both.  Moreover, changes in any of these laws and regulations could have a material adverse effect on business.  In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

Currently we do not have substantial operations and believe that once we do have substantial operations, we will comply in all material respects with applicable laws and regulations, and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in the beverage industry.  We do not anticipate any material capital expenditures to comply with federal and state environmental requirements.

Employees

We currently do not have any employees other than our President and Chief Executive officer, who devotes approximately 40 hours per week to our operations.  To assist him, we have entered into an agreement with Access Management Consulting and Marketing Pte Ltd. to provide accounting, finance, information technology (IT) and corporate secretarial services.

Research and Development Expenditures

We have not incurred any expenditure on research and development since our inception.

We intend to conduct the following research and development activities in the future:

1.    the establishment of a laboratory with fixtures and equipment;

2.    from time to time carry out analysis of water from present sources and from other future source of water supplies to test water quality and suitability;

3.    to carry out the test of various types of tea leaves and the water to produce instant tea as to taste, color and lead time to break tea catechin polyphenols and other mineral into water, thus innovation of new beverage products;

4.    to examine the type of malt, hop and yeast for brewing of lager beers in relation to the percentage of alcohol, thus innovation of new lager to suit consumer taste, color and shelf life; and

5.    to carrying out random quality control test on daily or batch production of beverages that we will process.

Subsidiaries

We have a subsidiary company incorporated under the laws of the Republic of Singapore.  It was incorporated on September 24, 2012 and is called: “NATfresh Productions (S) Pte Ltd”.  Its main objective is to process, manufacture and bottle Tani Premium, Tani Magic Instant Black Tea, Tani Magic Instant Green Tea, Tani Magic Instant Rose Tea, Nats Shandy, Nats5 Bitter and Nats5 Premium lager beer.  The products manufactured will be marketed and distributed in Singapore and exported to the neighboring country, Malaysia.

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Patent and Trademarks

We do not own any patents but the following trademarks and logos belong to us:

   Nats5

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Offices

Our business office is located at Williams Tower, 2800 Post Oak Boulevard, Suite 4100, Houston, TX 77056, United States of America.  Our telephone number is + 1 832 390 2368.  We do pay rent for our office.  We have a lease agreement with Servcorp Houston, USA to provide this virtual office with secretarial services.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 4421 Edward Avenue, Las Vegas, Nevada 89108.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 55 registered shareholders.

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•         1% of the total number of securities of the same class then outstanding, which will equals 11,564,606 shares as of the date of this prospectus; or

•         the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

37

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  We would not be able to pay our debts as they become due in the usual course of business; or
  Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Our plan of operation for the next twelve months following the date of this prospectus is to implement all contracts we have entered into with the supply of machinery and equipment for our wholly owned subsidiary company in Singapore, NATfresh Productions (S) Pte Ltd. and to implement the NATfresh Natural Spring Water Contract Supplies Agreement.  We would continue to source and negotiate for another water source for the supply of natural spring water.

We plan to manufacture, promote, market and distribute NATfresh range of beverage products in the Singapore market as well as to export to Malaysia.

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Working Capital requirement                                                           $1,495,000
Purchase of manufacturing equipment and facilities                            $1,282,300

Purchase of computer, office equipment, furniture & fixtures              $   300,200

Product research and development                                                   $     87,500

We expect to need approximately $2,000,000 for the next six months of operations and an additional $2,000,000 until we achieve profitability.  The funds will be used for the purposes of retaining a more-qualified management team, purchase of plant and machinery, installation and commissioning, molds, purchase of inventory for raw and packing materials, factory, marketing and administrative expenses, and for professional fees.

Our planned expenditures for the next 12 months are approximately $4,384,112 derived as follows:

Fixed Assets Cost	Per S-1 ($)	Next 12 Months ($)
Plant and machinery	1,032,300	1,032,300
Installation and commissioning	100,000	100,000
Factory and office renovation	100,000	100,000
Molds	50,000	50,000
Microbrewry equipment	-	372,029
Total Fixed Asset Costs	1,282,300	1,654,329
Current Assets
Raw material and packing material inventory	480,000	400,00
OEM inventory	200,000	200,000
PET plastic materials/containers	50,000	81,216
Natural spring water from Sri Lanka	-	41,160
Liquor license fees and others	10,000	10,000
Bank guarantee for liquor excise duty	200,000	200,000
Factory lease deposit	-	41,040
General administration, sales and marketing overhead	160,000	160,000
Factory overhead including rent	145,000	213,000
Sales advertisement and promotion support overhead	250,000	250,000
Total Current Assets	1,495,000	1,676,816
Less Current Liabilities	-	-
Net Current Assets = Working Capital	1,495,000	1,676,816
Add: Contingency Fund	387,000	1,052,967
Total Assets = Total Project Cost	3,165,000	4,384,112

We plan to start negotiation with the contract manufacturer sometime in April 2013 and we expect to start import for distribution with a view to generate sales revenue sometime in December 2013.

We expect to sign the factory lease agreement some time April or May 2013.  Once signed, we shall order the cold water storage tanks and the machinery and equipment for the bottling of Tani Premium and Tani Magic.  We would proceed to finalize the technology transfer for the instant tea with Sky Joy International Enterprise Limited and renovate the factory.  We estimate that the machinery and equipment would arrive for installation in June or July.  Installation and commission would then occur in August, 2013 and commercial production in September, 2013 for Tani Premium.  Distribution in October, 2013.

We intend to start the initial stage of the research and development work and once the cold water storage tanks arrived and installed, extensive research and development on Tani Magic would begin.  We plan to have Tani Magic in commercial production and distribution some time November, 2013.

We plan to order the complete brewing machinery and equipment once the IPO subscription proceeds are received and our liquor license is approved.  We estimate this will occur sometime March 2014.  The lead time for delivery is about 7 months.  Therefore, installation and commission would occur sometime November 2014.  Commercial production and distribution in December 2014.

38

Currently our monthly burn rate is approximately $171,847. However, this number is not an accurate reflection of our actual monthly cash requirement, as it will likely to be much higher once we commence operations.  Currently we have enough cash on hand to sustain our operations for approximately 6 months.  We plan to increase the Company’s equity by way of another private placement of $4,000,000.

However, there is no guarantee that the private placement will be successful.

We entered into a Manager Consulting Service Agreement on July 2, 2012 with Access Finance and Securities (NZ) Limited of Level 31, Vero Centre, 48 Shortland Street, Auckland 1140, New Zealand to provide management and consulting services related to the following: negotiate with professionals on behalf of us, manage parties related to the S-1 registration statement, and assist us in determining an effective future strategy.  A copy of this agreement is filed as an exhibit to this registration statement.  Pursuant to this agreement, we incurred $300,000 in general and administrative fees of $250,000 to be paid for in cash and the remaining expenses of $50,000 was paid for in our common shares.

We also entered a Prospectus Service Agreement on July 2, 2012 with Access Management Consulting and Marketing Pte Ltd. of Level 31, Six Battery Road #31-01, Singapore 049909 to provide us the management services related to the engagement of professionals, preparation of business plan for the prospectus, liaison with the securities lawyer for the S-1, and assist us in the development and formulation of effective S-1 strategy.  A copy of this agreement is filed as an exhibit to this registration statement.  According to this agreement, we incurred $800,000 in management fees.  These fees are payable by cash of $650,000 and by the issuance of 150,000,000 common shares at a price of $0.001, valued at $150,000.

We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months.  Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Results of Operations for the Period Ending August 31, 2012

We have not generated any revenues from our inception on June 18, 2012 to August 31, 2012.  We have not yet started distribution of our products . We incurred operating expenses in the amount of $533,031 for the period from our inception on June 18, 2012 to August 31, 2012.  These operating expenses were comprised of general and administrative fees relating to our incorporation and business development.

Revenues

We have not generated any revenues from our inception on June 18, 2012 to August 31, 2012.  We have not yet started distribution of our products .

Expenses

We have incurred total operating expenses of $533,031 since our inception on June 18, 2012 to August 31, 2012.  The major components of these expenses were comprised of consulting service fees of $506,433, professional fees of $19,910, administrative expenses of $6,688.

Liquidity and Capital Resources

As of August 31, 2012, we had total current assets of $3,100,449, comprising entirely of cash.  As of August 31, 2012, we had a working capital surplus of $2,976,973.

Cash Used in Operating Activities

Cash used in operating activities was $9,551 for 2012.  We anticipate that cash used in operating activities will increase in 2013 as discussed under "Plan of Operations."

Cash from Financing Activities

We have funded our business to date primarily from sales of our common stock.  From our inception, on June 18, 2012, to August 31, 2012, we have raised a total of $3,110,000 from private offerings of our securities.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, our independent auditor’s report contains a note that there is substantial doubt that we will be able to continue as a going concern.

Results of Operations for the Three Months Ending November 30, 2012 and from Inception to November 30, 2012

We have not generated any revenues from our inception on June 18, 2012 to November 30, 2012.  We have not yet started distribution of our range of our various products.  We incurred operating expenses in the amount of $1,144,442 for the period from our inception on June 18, 2012 to November 30, 2012.  These operating expenses were comprised of general and administrative fees relating to our incorporation and business development.

Revenues

We have not generated any revenues from our inception on June 18, 2012 to November 30, 2012.  We have not yet started distribution of our various products.

Expenses

We have incurred operating expenses of $611,411 during the three months ended November 30, 2012 and total operating expenses of $1,144,442 since our inception on June 18, 2012 to November 30, 2012.

Liquidity and Capital Resources

As of November 30, 2012, we had total assets of $2,447,664.  As of November 30, 2012, we had a working capital surplus of $1,728,426.

Cash Used in Operating Activities

Cash used in operating activities was $515,541 for the three months ended November 30, 2012 and $525,092 from our inception on June 18, 2012 to November 30, 2012.

Cash from Financing Activities

We used net cash of $135,000 in financing activities during the three months ended November 30, 2012 and have received net cash of $2,975,000 from our inception on June 18, 2012 to November 30, 2012.

39

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and directors and their ages as of the date of this prospectus is as follows:

       Name of Director                                      Age

Yi Lung Lin                                                       60

Executive Officer:

       Name of Officer                                            Age                                                           Office

Yi Lung Lin                                                           60                                              President, Chief Executive Officer, Secretary,

                                           Treasurer, Chief Financial Officer, Principal Accounting Officer

Biographical information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Yi Lung Lin, Director and President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer

Since our inception on June 18, 2012, Yi Lung Lin has been our President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Accounting Officer and a member of the Board of Directors.  Mr. Lin is a Chartered Marketer (UK), Chartered Manager (UK) cum Accountant (UK) and a banker by profession.  He is also currently a final stage 4 student of the Nottingham Law School (UK), undergoing the LL.B (Hons) law degree course.  He has been accepted to do the Master of Law (LLM) with the Thomas Jefferson School of Law, California, USA.  After his professional accountancy studies, he has been employed by international organizations like SKF and Nestle as their accountant.  He then ventured into the financial services businesses for more than 10 years.  From July 1994 to November 2009, he became the duly appointed Trade Commissioner for the Republic of Vanuatu to head the Vanuatu Trade Office in New Zealand and then, to responsible for the Vanuatu Trade Office in Taiwan.  Prior to his retirement as the Vanuatu Trade Commissioner, he has been appointed by the President of the Sanma Province, Vanuatu as the Ambassador.  From June 2009 to present, Mr. Lin has been the chairman and managing director of Access Finance and Securities (NZ) Limited – (“AFS’), a financial institution duly incorporated under the laws of New Zealand providing offshore merchant banking/investment banking services in the area associated and/or incidental to capital markets – taking companies public in the US, mergers and acquisitions, securities placement agent service and underwriting securities.  He is also the President and Managing Director of other companies under the AFS Group of Companies, namely, Access Equity Capital Management Corp, USA and Access Management Consulting and Marketing Pte Ltd, Singapore.  He is also currently the President and CEO of Genufood Energy Enzymes Corp, a US public listed company whose shares are listed on the OTCBB exchange.   Mr. Lin is highly knowledgeable and has many years of experience in marketing, accounting, finance and banking which make him an ideal candidate to serve as a director.

Independent Directors

The rules of the SEC require that we, because we are not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent.  We have chosen to follow the definition of independence as determined by the Marketplace Rules of The NASDAQ National Market (“NASDAQ”).  Pursuant to NASDAQ’s definition, we do not have any independent directors.

Term of Office

Our officers and our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

There are no persons other than our sole officer and director above that is expected by us to make a significant contribution to our business.

40

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on June 18, 2012 to August 31, 2012 (our fiscal year-end).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary FY 2010 ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Yi Lung Lin, President, CEO, Secretary, Treasurer, CFO, Principal Accounting Officer and Director	2012	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Employment Agreements

We do not have any employment agreements.

41

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is Two Allen Center, 1200 Smith Street, Suite 1600, Houston, Texas 77002, United States of America.

Shareholders	Number of Shares	Percentage
Yi Lung Lin (1)	210,000,000	18.2%
All directors and executive officers as a group [1person]	210,000,000	18.2%
Toprise International Investment Ltd. (2)	500,000,000	43.2%

(1)   Yi Lung Lin is our President.  Mr. Lin’s beneficial ownership includes 10,000,000 shares held by Access Equity Capital Management Corp, 150,000,000 shares held by Access Management Consulting and Marketing Pte Ltd and 50,000,000 shares held by Access Finance and Securities (NZ) Limited, all companies which Mr. Lin has voting and investment control over.

(2)   Kuei Hua Tsai has voting and investment control over shares held by Toprise International Investment Ltd.

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 1,156,460,641 shares of common stock outstanding as of November 30, 2012.

Certain Relationships and Related Transactions

Our President and CEO,  Yi Lung Lin,  is the managing director of the two consulting companies that provides consulting services to us.

On July 9, 2012, we sold 10,000,000 shares of Common Stock at $0.001 per share to a company where our President, Yi Lung Lin , has control and voting rights.  These shares were sold for cash consideration of $10,000.

On August 13, 2012, we sold 50,000,000 shares of Common Stock at $0.001 per share to the wife of our President, Yi Lung Lin ,  for cash consideration of $50,000.

We have entered into an Agreement with Access Management Consulting and Marketing Pte Ltd., Singapore (a company controlled by our President, Yi Lung Lin, appointing them as our Sole Marketing Agent in the sourcing of buyers for our range of NATfresh beverage products in and outside of Singapore.

We entered into a Manager Consulting Service Agreement on July 2, 2012 with Access Finance and Securities (NZ) Limited, a company controlled by our President, Yi Lung Lin, to provide management and consulting services related to the following: negotiate with professionals on behalf of us, manage parties related to the S-1 registration statement, and assist us in determining an effective future strategy.  A copy of this agreement is filed as an exhibit to this registration statement.  Pursuant to this agreement, we incurred $300,000 in general and administrative fees of $250,000 to be paid for in cash and the remaining expenses of $50,000 was paid for in our common shares.

We also entered a Prospectus Service Agreement on July 2, 2012 with Access Management Consulting and Marketing Pte Ltd., a company controlled by our President, Yi Lung Lin, to provide us the management services related to the engagement of professionals, preparation of business plan for the prospectus, liaison with the securities lawyer for the S-1, and assist us in the development and formulation of effective S-1 strategy.  A copy of this agreement is filed as an exhibit to this registration statement.  According to this agreement, we incurred $800,000 in management fees.  These fees are payable by cash of $650,000 and by the issuance of 150,000,000 common shares at a price of $0.001, valued at $150,000.

Except as disclosed above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  Our sole promoter, Yi Lung Lin;
  Any relative or spouse of any of the foregoing persons who has the same house as such person;
  Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

We do not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Our board members are responsible for review, approval and ratification of “related-person transactions” between us and any related person.  Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our sole officer and director are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

42

Financial Statements

43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

NATfresh Beverages Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of NATfresh Beverages Corp. (a development stage company) as of August 31, 2012 and  the related statement of operations, changes in stockholders' equity, and cash flows for period from inception (June 18, 2012) through August 31, 2012.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NATfresh Beverages Corp. as of August 31, 2012, and the results of its operations, changes in stockholders' equity and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company had a cumulative net loss from operations of $533,027 as of August 31, 2012 and expects to incur additional losses in the near future.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management's plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 30, 2012

44

NATFRESH BEVERAGES CORP.
(A Development Stage Company)
BALANCE SHEET
August 31, 2012

ASSETS

CURRENT ASSETS
Cash	$3,100,449
TOTAL CURRENT ASSETS	3,100,449

TOTAL ASSETS	$3,100,449

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities – related party	$123,476
TOTAL CURRENT LIABILITIES	123,476

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value; 1,000,000,000 shares authorized; 310,000,000 shares issued and outstanding as of August 31, 2012	310,000
Additional paid-in capital	200,000
Common stock payable	3,000,000
Deficit accumulated during the development stage	(533,027)
TOTAL STOCKHOLDERS' EQUITY	2,976,973
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,100,449
The accompanying notes are an integral part of these financial statements.

F-1

NATfresh BEVERAGES CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the period from inception (June 18, 2012) to August 31, 2012

Period from inception
(June 18, 2012) to
August 31, 2012
REVENUE	$-

GENERAL AND ADMINISTRATIVE EXPENSES

Administrative Expenses	$6,688

Consulting service fees	506,433
Legal and professional	19,910

Total expenses	533,031
OTHER INCOME
Interest income	$4
Total income	4

NET LOSS	$(533,027)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

272,162,162
The accompanying notes are an integral part of these financial statements.

F-2

NATfresh BEVERAGES CORP.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
From inception (June 18, 2012) to August 31, 2012

	Common Stock
	Number of		Additional Paid-in	Common stock	Deficit accumulated during the development
	shares	Amount	Capital	payable	stage	Total
Balance at June 18, 2012 (inception)	-	$-	$-	$-	$-	$-

Common stock issued for services at $0.001 per share on July 2, 2012	200,000,000	200,000	200,000	-	-	400,000

Common stock issued for cash at $0.001 per share on July 9, 2012	10,000,000	10,000	-	-	-	10,000

Common stock issued for cash at $0.001 per share on July 12, 2012	50,000,000	50,000	-	-	-	50,000

Common stock issued for cash at $0.001 per share on August 13, 2012	50,000,000	50,000	-	-	-	50,000

Common stock payable	-	-	-	3,000,000	-	3,000,000

Net loss	-	-	-	-	(533,027)	(533,027)

Balance, August 31, 2012	310,000,000	$310,000	$200,000	$3,000,000	$(533,027)	$2,976,973

	The accompanying notes are an integral part of these financial statements

F-3

NATfresh BEVERAGES CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the period from inception (June 18, 2012) to August 31, 2012

Period from
inception
(June 18, 2012) to
August 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(533,027)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for consulting services expense	400,000
Change in operating assets and liabilities:
Increase in accounts payable and accrued expenses - related party	123,476
NET CASH USED IN OPERATING ACTIVITIES	(9,551)

CASH FLOWS FROM INVESTING ACTIVITIES	$-

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock payable	$3,000,000
Proceeds from sale of common shares	110,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,110,000

NET INCREASE IN CASH	3,100,449

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$3,100,449

The accompanying notes are an integral part of these financial statements.

F-4

NATfresh BEVERAGES CORP.
(A Development Stage Company)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
August 31, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION Organization and Business Operations

The Company was incorporated in the State of Nevada as a for-profit Company on June 18, 2012 and established a fiscal year end of August 31.  It is a company that will import and distribute natural spring water.  At the same time, it focuses through its wholly owned subsidiary company in Singapore, NATfresh Productions (S) Pte Ltd., processed and bottled the natural spring water.  The natural spring water is also used for the production of instant tea, and microbrewery operations for the production of lager beer.  All manufactured goods will be marketed, promoted and distributed in the Republic of Singapore and exported to the neighboring country, Malaysia.  The Company is the owner of the following brands or trademarks: NATfresh   , Tani Premium and Tani Magic.

Development Stage Activities

The Company is currently in the development stage as defined under FASB ASC 915-10, "Development Stage Entities" and has as yet no products and with no significant revenues.  All activities of the Company to date relate to its organization, initial funding, share issuances, and target markets identification and developing marketing plans, and equipment and factory premise sourcing.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have material assets, nor does it has operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company has an accumulated deficit since inception of $533,027.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company funded its initial operations by way of issuing Founder’s shares.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence.  Accordingly, these circumstances raise substantial doubt as to the Company’s ability to continue as a going concern.

Due to the start-up nature of the Company, the Company expects to incur additional losses in the immediate future.  To-date, the Company’s cash flow requirements have been primarily met through advances from related parties and proceeds from sales of common stock.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.

F-5

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The financial statements present the balance sheet, statements of operations as at August 31, 2012, stockholders' equity (deficit) and cash flows of the Company.  These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Cash and Cash Equivalents
For the purposes of the statements of cash flows, the Company considers highly liquid financial instruments purchased with a maturity date of three months or less to be cash equivalent.

As at August 31, 2012 the Company held $3,100,449 in cash and zero in cash equivalents.

Foreign Currency Transactions

The functional and reporting currency of the Company is the United States dollar.  Monetary assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the fiscal year-end rate of exchange.  Non-monetary assets and liabilities denominated in other currencies are translated at historic rates and revenues and expenses are translated at average exchange rates prevailing during the month of transaction.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued) Recent Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04.
The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical
Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This
update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles -
Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in Accounting
Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Fair Value of Financial Instruments

On July 1, 2010, the Company adopted guidance which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis, and expands disclosures about fair value measurements. Beginning on July 1, 2010, the Company also applied the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis, which includes goodwill and intangible assets. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

•         Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in active markets that the Company has the ability to access.

•         Level 2 -Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

•         Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect the Company's own assumptions about the inputs that market participants would use.

The following table presents assets and liabilities that are measured and recognized at fair value as of August 31, 2012 on a recurring and non-recurring basis:

Description                                                                                                                      Level 1                                        Level 2                                  Level 3                                             Gains
                                                                                                                                                                                                                                                                                                  (Losses)

None                                                                                                                               $                     -                         $                  -                            $                 -                   $                         -)

NOTE 3 – CAPITAL STOCK

The Company was initially authorized to issue an aggregate of 1,000,000,000 common shares with a par value of $0.001 per share (“Common Stock”).  The Company filed an amendment to its articles on November 9, 2012 to increase the number of authorized common stock to 2,000,000,000.  No preferred shares have been authorized or issued.

Each holder of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors.  The Common Stock does not have cumulative voting rights.

As of August 31, 2012, the Company has issued a total of 310,000,000 common shares to five stockholders.  110,000,000 out of 310,000,000 were issued to founding members.

On July 2, 2012, 200,000,000 common shares were issued to two consultants for services directly related to the S-1 registration and offering.  These shares were valued at $0.002 per share using fair market value on the date of the grant.

On July 9, 2012, the Company received stock subscriptions from a related party.  10,000,000 common shares were sold to one stockholder being the first founding member, at a purchase price of $0.001 per share for cash received of $10,000.

On July 12, 2012, the Company further received stock subscriptions from a stockholder being the second founder member.  50,000,000 common shares were sold to that stockholder at a purchase price of $0.001 per share for cash received of $50,000.

On August 13, 2012, the Company further received stock subscriptions from a related party being the third founder member.  50,000,000 common shares were sold to that related party at a purchase price of $0.001 per share for cash received of $50,000.

F-7

NOTE 4 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  Accounting for uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of August 31, 2012 is as follows:

August 31, 2012

Net operating loss carry forward Less: shares issued for services	(533,027) 400,00 (133,027)
Effective tax rate	35%
Deferred tax assets	(46,559)
Less: valuation allowance	46,559
Net deferred tax asset	$ 0

The net federal operating loss carry forward will expire between 2031 and 2032. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.
NOTE 5 – RELATED PARTY TRANSACTIONS

The President and CEO of the Company is the managing director of the two consulting companies that provides consulting services for the Company.  During year ended August 31, 2012, the Company converted $200,000 owed to these two consulting companies into 200,000,000 common shares. The Company also owed a total $118,500 for consulting services to one of the consulting companies during the year ended August 31, 2012. The $118,500 owed for consulting services was aggregated with other professional fees and included in the line item Consulting Service Fees on the Statement of Operations.

On July 9, 2012, the Company sold 10,000,000 shares of Common Stock at $0.001 per share to a company where the President of the Company has control and voting rights.  These shares were sold for cash consideration of $10,000.

On August 13, 2012, the Company sold 50,000,000 shares of Common Stock at $0.001 per share to a party who is the wife of the President of the Company for cash consideration of $50,000.

NOTE 6 - COMMITMENTS

The Company leases a virtual office.  The lease term is from June 18, 2012 through June 17, 2013 and renewable annually.  Below is the future 5 year lease schedule:

2013                                                   $3,660

2014 to 2017                                           -

NOTE 7 - SUBSEQUENT EVENTS

On September 2, 2012, the Company entered into an Agreement with Rajakaruna Springs (Pvt) Ltd., Sri Lanka for the supply of natural spring water.

On September 4, 2012, the Company established a wholly owned subsidiary company in Singapore called:

NATfresh Productions (S) Pte Ltd. for the bottling of the natural spring water, instant tea and microbrewery operations.

On September 7, 2012, the Company sold 546,040,000 shares of Common Stock at a price of $0.001 per share to an existing founder member, her family members and company owned by her for a total cash of $546,040.

On September 13, 2012, the Company sold 22,350,000 shares of Common Stock at a price of $0.002 per share for a total cash of $44,700.

On September 17, 2012, the Company sold 20,120,000 shares of Common Stock at a price of $0.0025 per share for a total cash of $50,300.

On September 17, 2012, the Company held its First Shareholders’ Special Meeting and by a 100% attendance, Special Resolutions was passed and approved the following:

(1)  The resolution as in place of a Special Meeting of Shareholders of the Company;

(2)  Appointment of Yi Lung Lin as the Sole Director of the Company for the time being;

(3)  Appointment of Yi Lung Lin as the Company’s President, CEO, CFO, Treasurer, Secretary and Principal Accounting Officer;

(4)  Disclosure of Director’s Interest of Yi Lung Lin;

(5)  All contracts entered into with the Company where Yi Lung Lin has an interest;

F-8

NOTE 7 - SUBSEQUENT EVENTS (continued)

(6)  Businesses of the Company;

(7)  Purchase of 1,666,667 common stock of Genufood Energy Enzymes Corp (OTCBB:GFOO) at an IPO price of $0.30 per share total $500,000.00 from Taiwan Cell Energy Enzymes Corp;

(8)  Incorporation and set-up of a subsidiary company in Singapore called: NATfresh Productions (S) Pte Ltd. and to invest in that company; and

(9)  Acts of the Board of Directors since the Company’s inception approved and ratified.

On September 19, 2012, the Company made payments for the investment in NATfresh Productions (S) Pte Ltd. total $18,537.

On September 21, 2012, the Company sold 20,780,000 shares of Common Stock at a price of $0.003 per share for a total cash of $62,340.

On September 24, 2012, the Company made payment for the purchase of the 1,666,667 common stock of Genufood Energy Enzymes Corp for cash consideration of $500,000. The President and CEO of the Company is also the President and CEO of Genufood Energy Enzymes Corp.

On September 25, 2012, the Company sold 22,340,000 shares of Common Stock at a price of $0.0035 per share for a total cash of $78,190.

On September 26, 2012, the Company entered into a Memorandum of Understanding with Sky Joy International Enterprises Limited, Hong Kong for the technology transfer in respect of manufacturing of instant tea from natural spring water.

On October 1, 2012, the Company sold 20,240,000 shares of Common Stock at a price of $0.004 per share for a total cash of $80,960.

On October 4, 2012, the Company sold 21,720,000 shares of Common Stock at a price of $0.0045 per share for a total cash of $97,740.

On October 5, 2012, the Company entered into a Sole Marketing Agent Agreement with Access Management Consulting and Marketing Pte Ltd., Singapore to be the Company’s Sole Marketing Agent for all the Company’s products.

On October 10, 2012, the Company sold 79,000,000 shares of Common Stock at a price of $0.005 per share for a total cash of $395,000.

On October 15, 2012, the Company sold 10,000,000 shares of Common Stock at a price of $0.0055 per share for a total cash of $55,000.

On October 17, 2012, the Company sold 10,000,000 shares of Common Stock at a price of $0.006 per share for a total cash of $60,000.

On October 19, 2012, the Company sold 6,910,000 shares of Common Stock at a price of $0.0065 per share for a total cash of $44,915.

On October 22, 2012, the Company sold 6,100,000 shares of Common Stock at a price of $0.007 per share for a total cash of $42,700.

On October 24, 2012, the Company sold 6,000,000 shares of Common Stock at a price of $0.0075 per share for a total cash of $45,000.

On October 26, 2012, the Company sold 5,600,000 shares of Common Stock at a price of $0.008 per share for a total cash of $44,800.

On October 29, 2012, the Company sold 5,200,000 shares of Common Stock at a price of $0.0085 per share for a total cash of $44,200.

On October 31, 2012, the Company sold 5,200,000 shares of Common Stock at a price of $0.009 per share for a total cash of $46,800.

On November 5, 2012, the Company sold 5,200,000 shares of Common Stock at a price of $0.0095 per share for a total cash of $49,400.

On November 5, 2012, the Company sold 5,000,000 shares of Common Stock at a price of $0.01 per share for a total cash of $50,000.

On November 8, 2012, the Company sold 5,000,000 shares of Common Stock at a price of $0.015 per share for a total cash of $75,000.

On November 9, 2012, the Company sold 3,200,000 shares of Common Stock at a price of $0.02 per share for a total cash of $64,000.

On November 13, 2012, the Company sold 3,027,000 shares of Common Stock at a price of $0.025 per share for a total cash of $75,675.

On November 15, 2012, the Company sold 2,003,000 shares of Common Stock at a price of $0.03 per share for a total cash of $60,090.

On November 19, 2012, the Company sold 2,150,000 shares of Common Stock at a price of $0.035 per share for a total cash of $75,250.

On November 23, 2012, the Company sold 2,030,000 shares of Common Stock at a price of $0.04 per share for a total cash of $81,200.

On November 27, 2012, the Company sold 2,000,000 shares of Common Stock at a price of $0.045 per share for a total cash of $90,000.

F-9

NATfresh BEVERAGES CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

For the quarter ended November 30, 2012

BALANCE SHEETS AS OF NOVEMBER 30, 2012 (UNAUDITED), AND AUGUST 31, 2012	F-11

STATEMENTS OF OPERATIONS FOR THE THREE-MONTH PERIOD ENDED NOVEMBER 30, 2012 (UNAUDITED), AND PERIOD FROM JUNE 18, 2012 (INCEPTION) THROUGH AUGUST 31, 2012 AND NOVEMBER 30, 2012 (UNAUDITED)	F-12

STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM JUNE 18, 2012 (INCEPTION) THROUGH NOVEMBER 30, 2012 (UNAUDITED)	F-13

STATEMENTS OF CASH FLOWS FOR THE THREE MONTH PERIOD ENDED NOVEMBER 30, 2012 (UNAUDITED), AND PERIOD FROM JUNE 18, 2012 (INCEPTION) THROUGH AUGUST 31, 2012 AND NOVEMBER 30, 2012 (UNAUDITED)	F-14

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)	F-15

F-10

NATFRESH BEVERAGES CORP.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
AS OF NOVEMBER 30, 2012, AND AUGUST 31, 2012
	November 30, 2012(Unaudited)	August 31, 2012
ASSETS

CURRENT ASSETS
Cash	$1,947,664	$3,100,449
TOTAL CURRENT ASSETS	1,947,664	3,100,449

OTHER ASSETS
Investment in related parties	500,000	-
TOTAL ASSETS	$2,447,664	$3,100,449

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$219,238	$123,476
TOTAL CURRENT LIABILITIES	219,238	123,476

STOCKHOLDERS' EQUITY
Authorized
Common stock, $0.001 par value: 2,000,000,000 shares authorized:
310,000,000 and 1,151,210,000 shares issued and outstanding
as of August 31, 2012 and November 30, 2012, respectively.	1,151,210	310,000
Additional paid-in capital	1,793,090	200,000
Common stock payable	430,700	3,000,000
Deficit accumulated during the development stage	(1,144,330)	(533,027)
Other comprehensive loss – cumulative translation adjustment	(2,244)	-
TOTAL STOCKHOLDERS' EQUITY	2,228,425	2,976,973

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,447,664	$3,100,449

The accompanying notes are an integral part of these financial statements

F-11

NATFRESH BEVERAGES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED NOVEMBER 30, 2012, AND PERIODS FROM JUNE 18, 2012 (INCEPTION) THROUGH AUGUST 31, 2012 AND NOVEMBER 30, 2012

	Three Months Ended November 30, 2012 (Unaudited)	June 18, 2012 (Inception) Through August 31, 2012	June 18, 2012 (Inception) Through November 30, 2012 (Unaudited)

REVENUE	-	-	-

GENERAL AND ADMINISTRATIVE EXPENSES
Computer and internet	176	114	290
Product design fees	-	1,279	1,279
Bank services	1,484	578	2,062
Meals and entertainment	1,978	2,638	4,616
Consulting service fees	-	506,433	506,433
Legal and professional	585,637	19,910	605,547
Rent	3,194	1,800	4,994
Travel	15,570	279	15,849
Marketing & Advertising	2,764	-	2,764
Miscellaneous Expense	396	-	396
Telephone expenses	16	-	16
Postage and Delivery	191	-	191
Printing and Reproduction	5	-	5
Total expenses	611,411	533,031	1,144,442

Operating income (loss)	(611,411)	(533,031)	(1,144,442)

Other income and expense
Interest income	108	4	112
Net Income/(loss )	$ (611,303)	$ (533,027)	$ (1,144,330)

Other comprehensive loss	(2,244)	$ -	(2,244)

Total comprehensive loss	(613,547)	$ (533,027)	$ (1,146,574)

Weight average number of common shares outstanding-basic and diluted	990,445,600	310,000,000

Net loss per share-basic and diluted	(0.00)	(0.00)

The accompanying notes are an integral part of these financial statements

F-12

NATfresh BEVERAGES CORP. (A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY FROM INCEPTION (JUNE 18, 2012) to NOVEMBER 30, 2012 (UNAUDITED)

	Common Stock
	Number of shares	Amount	Additional Paid-in Capital	Common stock payable	Deficit accumulated during the development stage	Foreign currency – translation adjustment	Total
Balance at June 18, 2012 (inception)	-	$-	$-	$-	$-	$-	$-
Common stock issued for service at $0.001 per share on July 2, 2012	200,000,000	200,000	200,000	-	-	-	400,000
Common stock issued for cash at $0.001 per share on July 9, 2012	10,000,000	10,000	-	-	-	-	10,000
Common stock issued for cash at $0.001 per share on July 12, 2012	50,000,000	50,000	-	-	-	-	50,000
Common stock issued for cash at $0.001 per share on August 13, 2012	50,000,000	50,000	-	-	-	-	50,000
Common stock payable	-	-	-	3,000,000	-	-	3,000,000
Net loss	-	-	-	-	(533,027)	-	(533,027)
Balance, August 31, 2012	310,000,000	$310,000	$200,000	$3,000,000	$(533,027)	$-	$2,976,973
Common stock issued for common stock payable at $0.001 per share on September 7, 2012	546,040,000	546,040	-	(546,040)	-	-	-
Common stock issued for common stock payable at $0.002 per share on September 13, 2012	22,350,000	22,350	22,350	(44,700)	-	-	-
Common stock issued for common stock payable at $0.0025 per share on September 17, 2012	20,120,000	20,120	30,180	(50,300)	-	-	-
Common stock issued for common stock payable at $0.003 per share on September 21, 2012	20,780,000	20,780	41,560	(62,340)	-	-	-
Common stock issued for common stock payable at $0.0035 per share on September 25, 2012	22,340,000	22,340	55,850	(78,190)	-	-	-
Common stock issued for common stock payable at $0.004 per share on October 1, 2012	20,240,000	20,240	60,720	(80,960)	-	-	-
Common stock issued for common stock payable at $0.0045 per share on October 4, 2012	21,720,000	21,720	76,020	(97,740)	-	-	-
Common stock issued for common stock payable at $0.005 per share on October 10, 2012	79,000,000	79,000	316,000	(395,000)	-	-	-
Common stock issued for common stock payable at $0.0055 per share on October 15, 2012	10,000,000	10,000	45,000	(55,000)	-	-	-
Common stock issued for common stock payable at $0.006 per share on October 17, 2012	10,000,000	10,000	50,000	(60,000)	-	-	-
Common stock issued for common stock payable at $0.0065 per share on October 19, 2012	6,910,000	6,910	38,005	(44,915)	-	-	-
Common stock issued for common stock payable at $0.007 per share on October 22, 2012	6,100,000	6,100	36,600	(42,700)	-	-	-
Common stock issued for common stock payable at $0.0075 per share on October 24, 2012	6,000,000	6,000	39,000	(45,000)	-	-	-
Common stock issued for common stock payable at $0.008 per share on October 26, 2012	5,600,000	5,600	39,200	(44,800)	-	-	-
Common stock issued for common stock payable at $0.0085 per share on October 29, 2012	5,200,000	5,200	39,000	(44,200)	-	-	-
Common stock issued for common stock payable at $0.009 per share on October 31, 2012	5,200,000	5,200	41,600	(46,800)	-	-	-
Common stock issued for common stock payable at $0.0095 per share on November 5, 2012	5,200,000	5,200	44,200	(49,400)	-	-	-
Common stock issued for common stock payable at $0.01 per share on November 5, 2012	5,000,000	5,000	45,000	(50,000)	-	-	-
Common stock issued for common stock payable at $0.015 per share on November 8, 2012	5,000,000	5,000	70,000	(75,000)	-	-	-
Common stock issued for common stock payable at $0.02 per share on November 9, 2012	3,200,000	3,200	60,800	(64,000)	-	-	-
Common stock issued for common stock payable at $0.025 per share on November 13, 2012	3,027,000	3,027	72,648	(75,675)	-	-	-
Common stock issued for common stock payable at $0.03 per share on November 15, 2012	2,003,000	2,003	58,087	(60,090)	-	-	-
Common stock issued for common stock payable at $0.035 per share on November 19, 2012	2,150,000	2,150	73,100	(75,250)	-	-	-
Common stock issued for common stock payable at $0.04 per share on November 23, 2012	2,030,000	2,030	79,170	(81,200)	-	-	-
Common stock issued for common stock payable at $0.045 per share on November 27, 2012	2,000,000	2,000	88,000	(90,000)	-	-	-
Common stock issued for common stock payable at $0.05 per share on November 28, 2012	2,000,000	2,000	98,000	(100,000)	-	-	-
Common stock issued for common stock payable at $0.055 per share on November 30, 2012	2,000,000	2,000	108,000	(110,000)	-	-	-
Cash paid for offering costs	-	-	(135,000)	-	-	-	(135,000)
Net loss	-	-	-	-	(611,303)	-	(611,303)
Foreign currency – translation adjustment	-	-	-	-	-	(2,244)	(2,244)
Balance, November 30, 2012	1,151,210,000	1,151,210	1,793,090	430,700	(1,144,330)	(2,244)	2,228,426

The accompanying notes are an integral part of these financial statements

F-13

NATfresh Beverages Corp.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTH PERIOD ENDED NOVEMBER 30, 2012, AND PERIODS FROM JUNE 18, 2012 (INCEPTION) THROUGH AUGUST 31, 2012 AND NOVEMBER 30, 2012

	Three months ended November 30, 2012 (Unaudited)	From Inception (June 18, 2012) to August 31, 2012	From Inception (June 18, 2012) to November 30, 2012 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(611,303)	$(533,027)	$(1,144,330)
Adjustments to reconcile net loss to net cash used in operating activities:			-
Shares issued for consulting services expense	-	400,000	400,000
Change in operating assets and liabilities:
Accounts payable and accrued liabilities	95,762	123,476	219,238
NET CASH USED IN OPERATING ACTIVITES	$(515,541)	$(9,551)	$(525,092)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in related parties	(500,000)	-	(500,000)
NET CASH USED IN INVESTING ACTIVITIES	$(500,000)	$-	$(500,000)

NET CASH FLOWS FROM FINANCING ACTIVITIES
Common stock payable	-	3,000,000	3,000,000

Cash paid for equity offering cost	(135,000)	-	(135,000)
Proceeds from sale of common shares	-	110,000	110,000
NET CASH PROVIDED (USED IN) BY FINANCING ACTIVITIES	$(135,000)	$3,110,000	$2,975,000

Other comprehensive loss - cumulative translation adjustment	(2,244)	-	(2,244)
NET INCREASE/(DECREASE) IN CASH	(1,152,785)	3,100,449	1,947,664
CASH, BEGINNING OF PERIOD	3,100,449	-	-
CASH, END OF PERIOD	1,947,664	3,100,449	1,947,664

Supplemental disclosure of cash flow information Non-cash financing activities:
Interest	$-	-	-
Reduction of common stock payable	$2,569,300	-	2,569,300

The accompanying notes are an integral part of these financial statements

F-14

NATfresh BEVERAGES CORP.

(A Development Stage Company)
NOTES TO THE AUDITED FINANCIAL STATEMENTS
November 30, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION Organization and Business Operations

The Company was incorporated in the State of Nevada as a for-profit Company on June 18, 2012 and established a fiscal year end of August 31. It is a company that will import and distribute natural spring water.
At the same time, it focuses through its wholly owned subsidiary company in Singapore, NATfresh Productions (S) Pte Ltd (NPSPL), processed and bottled the natural spring water. The natural spring water is also used for the production of instant tea, and microbrewery operations for the production of lager beer. All manufactured goods will be marketed, promoted and distributed in the Republic of Singapore and for export to the neighboring countries, Malaysia. The Company is the owner of the following brands or trademarks: NATfresh, Tani Premium and Tani Magic.

Development Stage Activities

The Company is currently in the development stage as defined under FASB ASC 915-10, “Development Stage Entities" and has as yet no products and with no significant revenues.  All activities of the Company to date relate to its organization, initial  funding, share issuances, and target markets identification and developing marketing plans, and equipment and factory premise sourcing.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have material assets, nor it has operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of ($1,144,330).The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company funded its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these circumstances raise substantial doubt as to the Company’s ability to continue as a going concern.

Due to the start-up nature of the Company, the Company expects to incur additional losses in the immediate future. To-date, the Company’s cash flow requirements have been primarily met through advances from related parties and proceeds from sales of common stock.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.
Basis of Presentation

The financial statements present the balance sheet, statements of operations as at November 30, 2012, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United
States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Foreign Currency Translation and Transactions

The reporting and functional currency of the Company is United States Dollar (“U.S. dollar”). The functional currency of NPSPL, a wholly owned subsidiary of the Company, is the Singapore Dollar (“SGD”).

For financial reporting purpose, the financial statements of the Company’s Singapore subsidiary, which are prepared using the SGD, are translated into the Company’s reporting currency, the U.S. dollar. Assets and liabilities are translated using the exchange rate on the balance sheet date, which was 0.8188 as of November 30, 2012. Revenue and expenses are translated using average exchange rates prevailing during each reporting period. The 0.8150 average exchange rate was used to translate revenues and expenses for the reporting period ended November 30, 2012. Stockholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in stockholders’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions.  The resulting exchange differences are included in the statements of operations.

Cash and Cash Equivalents
For the purposes of the statements of cash flows, the Company considers highly liquid financial instruments purchased with a maturity date of three months or less to be cash equivalent.
As at November 30, 2012 the Company held $1,947,664 in cash and zero in cash equivalents.

F-9

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No.
2012-04.  The amendments in this update cover a wide range of Topics in the Accounting Standards Codification.  These amendments include technical corrections and improvements to the Accounting
Standards Codification and conforming amendments related to fair value measurements.  The amendments in this update will be effective for fiscal periods beginning after December 15, 2012.  The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114,
Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03.
  This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114.  The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02.
This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with
Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after
September 15, 2012.  Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance.  The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in
Accounting Standards Update No. 2011-05.  This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented.  The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”).  This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.  The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.  The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

The Company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.
Fair Value of Financial Instruments

On July 1, 2010, the Company adopted guidance which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis, and expands disclosures about fair value measurements.  Beginning on July 1, 2010, the Company also applied the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis, which includes goodwill and intangible assets.  The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.  Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company.  Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.  The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

  Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in active markets that the Company has the ability to access.

  Level 2 -Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

  Level 3 - Valuation is based on models where significant inputs are not observable.  The unobservable inputs reflect the Company's own assumptions about the inputs that market participants would use.

The following table presents assets and liabilities that are measured and recognized at fair value as of November 30, 2012 on a recurring and non-recurring basis:

Description                                                                                                                      Level 1                                        Level 2                                  Level 3                                             Gains
                                                                                                                                                                                                                                                                                                  (Losses)

Trading account securities                                                                              $                500,000                         $                  -                            $                 -                       $                         -

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the management of the Company has the intention to sell the instruments in the near future.

NOTE 3 – CAPITAL STOCK

The Company was initially authorized to issue an aggregate of 1,000,000,000 common shares with a par value of $0.001 per share (“Common Stock”).  The Company filed an amendment to its articles on
November 9, 2012 to increase the number of authorized common stock to 2,000,000,000.  No preferred shares have been authorized or issued.

Each holder of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors.  The Common Stock does not have cumulative voting rights.

As of November 30, 2012, the Company has issued a total of 1,151,210,000 common shares to forty stockholders.  656,040,000 out of 1,151,210,000 were issued to founding members.

On July 2, 2012, 200,000,000 common shares were issued to two consultants for services directly related to the S-1 registration and offering.  These shares were valued at $0.001 per share using fair market value on the date of the grant.

On July 9, 2012, the Company received stock subscriptions from a related party.  10,000,000 common shares were sold to one stockholder being the first founding member, at a purchase price of $0.001 per share for cash received of $10,000.

On July 12, 2012, the Company further received stock subscriptions from a stockholder being the second founder member.  50,000,000 common shares were sold to that stockholder at a purchase price of $0.001 per share for cash received of $50,000..

On August 13, 2012, the Company further received stock subscriptions from a related party being the third founder member.  50,000,000 common shares were sold to that related party at a purchase price of $0.001 per share for cash received of $50,000.

As of August 31, 2012, the Company has $3,000,000 common stock payable held under Trust.

During three months ended November 30, 2012, the Company issued 841,210,000 shares to thirty five stockholders at prices between $0.001 and 0.055 per share. These shares were issued with the corresponding reduction in common stock payable as the cash was received prior to August 31, 2012.

During three months ended November 30, 2012, the Company paid a total of $135,000 cash to a consultant for offering costs associated with the $3,000,000 common stock payable referred to above

As of November 30, 2012, the Company has $430,700 common stock payable held under Trust.

NOTE 4 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in
Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of November 30, 2012 is as follows:
November 30, 2012

Net operating loss carry forward	(1,144,330)
Effective tax rate	35%
Deferred tax assets	(400,516)
Less: valuation allowance	400,516
Net deferred tax asset	$ 0

The net federal operating loss carry forward will expire between 2031 and 2032. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 5 – RELATED PARTY TRANSACTIONS

The President and CEO of the Company is the managing director of the two consulting companies that provides consulting services for the Company. During year ended August 31, 2012, the Company converted
$200,000 owed to these two consulting companies into 200,000,000 common shares. The Company also owed a total $118,500 for consulting services to one of the consulting companies during the year ended
August 31, 2012. The $118,500 owed for consulting services was aggregated with other professional fees and included in the line item Consulting Service Fees on the Statement of Operations.

On July 9, 2012, the Company sold 10,000,000 shares of Common Stock at $0.001 per share to a company where the President of the Company has control and voting rights.  These shares were sold for cash consideration of $10,000.

On August 13, 2012, the Company sold 50,000,000 shares of Common Stock at $0.001 per share to a party who is the wife of the President of the Company for cash consideration of $50,000.

On September 24, 2012, the Company purchased 1,666,667 common stock of Genufood Energy Enzymes Corp (GEEC) at a price of $0.3 per share. The Company’s President is also the President of GEEC.

F-9

NOTE 6 - COMMITMENTS

The Company leases a virtual office. The lease term is from June 18, 2012 through June 17, 2013 and renewable annually.  Below is the future 5 year lease schedule:

2013                                                   $3,660

2014 to 2017                                           -

NOTE 7 - SUBSEQUENT EVENTS

On December 3, 2012, the Company sold 2,000,000 shares of Common Stock at a price of $0.06 per share for a total cash of $120,000.

On December 5, 2012, the Company sold 1,200,000 shares of Common Stock at a price of $0.065 per share for a total cash of $78,000.

On December 7, 2012, the Company sold 1,000,000 shares of Common Stock at a price of $0.07 per share for a total cash of $70,000.

On December 10, 2012, the Company sold 400,000 shares of Common Stock at a price of $0.08 per share for a total cash of $32,000.

On December 13, 2012, the Company sold 230,000 shares of Common Stock at a price of $0.09 per share for a total cash of $20,700.

On December 14, 2012, the Company sold 100,000 shares of Common Stock at a price of $0.1 per share for a total cash of $10,000.

On December 17, 2012, the Company sold 66,666 shares of Common Stock at a price of $0.15 per share for a total cash of $10,000.

On December 19, 2012, the Company sold 50,000 shares of Common Stock at a price of $0.2 per share for a total cash of $10,000.

On December 21, 2012, the Company sold 40,000 shares of Common Stock at a price of $0.25 per share for a total cash of $10,000.

On December 28, 2012, the Company sold 33,333 shares of Common Stock at a price of $0.3 per share for a total cash of $10,000.

On January 2, 2012, the Company sold 28,571 shares of Common Stock at a price of $0.35 per share for a total cash of $10,000.

On January 4, 2012, the Company sold 25,000 shares of Common Stock at a price of $0.4 per share for a total cash of $10,000.

On January 7, 2012, the Company sold 22,222 shares of Common Stock at a price of $0.45 per share for a total cash of $10,000.

On January 9, 2012, the Company sold 20,000 shares of Common Stock at a price of $0.5 per share for a total cash of $10,000.

On January 11, 2012, the Company sold 18,182 shares of Common Stock at a price of $0.55 per share for a total cash of $10,000.

On January 14, 2012, the Company sold 16,667 shares of Common Stock at a price of $0.6 per share for a total cash of $10,000.

F-9

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1,351.83
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$50,000.00
Edgar filing fees	$3,000.00
Miscellaneous expenses	$800,648.17
Total	$865,000.00

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

45

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

On July 2, 2012, 200,000,000 common shares were issued to two consultants for services directly related to the S-1 registration and offering.  These shares were issued at $0.002 per share using fair market value on the date of grant.

On July 9, 2012, the Company received stock subscriptions from a related party.  10,000,000 common shares were sold to one stockholder being the first founder member, at a purchase price of $0.001 per share for cash received of $10,000.

On July 12, 2012, the Company further received stock subscriptions from a stockholder being the second founder member.  50,000,000 common shares were sold to that stockholder at a purchase price of $0.001 per share for cash received of $50,000.

On August 13, 2012, the Company further received stock subscriptions from a related party being the third founder member.  50,000,000 common shares were sold to that related party at a purchase price of $0.001 per share for cash received of $50,000.

On September 7, 2012, the Company sold 546,040,000 shares of Common Stock at a price of $0.001 per share to an existing founder member, her family members and company owned by her for a total cash of $546,040.

On September 13, 2012, the Company sold 22,350,000 shares of Common Stock at a price of $0.002 per share for a total cash of $44,700.00.

On September 17, 2012, the Company sold 20,120,000 shares of Common Stock at a price of $0.0025 per share for a total cash of $50,300.

On September 21, 2012, the Company sold 20,780,000 shares of Common Stock at a price of $0.003 per share for a total cash of $62,340.

On September 25, 2012, the Company sold 22,340,000 shares of Common Stock at a price of $0.0035 per share for a total cash of $78,190.

On October 1, 2012, the Company sold 20,240,000 shares of Common Stock at a price of $0.004 per share for a total cash of $80,960.

On October 4, 2012, the Company sold 21,720,000 shares of Common Stock at a price of $0.0045 per share for a total cash of $97,740.

On October 10, 2012, the Company sold 79,000,000 shares of Common Stock at a price of $0.005 per share for a total cash of $395,000.

On October 15, 2012, the Company sold 10,000,000 shares of Common Stock at a price of $0.0055 per share for a total cash of $55,000.

On October 17, 2012, the Company sold 10,000,000 shares of Common Stock at a price of $0.006 per share for a total cash of $60,000.

On October 19, 2012, the Company sold 6,910,000 shares of Common Stock at a price of $0.0065 per share for a total cash of $44,915.

On October 22, 2012, the Company sold 6,100,000 shares of Common Stock at a price of $0.007 per share for a total cash of $42,700.

On October 24, 2012, the Company sold 6,000,000 shares of Common Stock at a price of $0.0075 per share for a total cash of $45,000.

On October 26, 2012, the Company sold 5,600,000 shares of Common Stock at a price of $0.008 per share for a total cash of $44,800.

On October 29, 2012, the Company sold 5,200,000 shares of Common Stock at a price of $0.0085 per share for a total cash of $44,200.

On October 31, 2012, the Company sold 5,200,000 shares of Common Stock at a price of $0.009 per share for a total cash of $46,800.

On November 5, 2012, the Company sold 5,200,000 shares of Common Stock at a price of $0.0095 per share for a total cash of $49,400.

On November 5, 2012, the Company sold 5,000,000 shares of Common Stock at a price of $0.01 per share for a total cash of $50,000.

On November 8, 2012, the Company sold 5,000,000 shares of Common Stock at a price of $0.015 per share for a total cash of $75,000.

On November 9, 2012, the Company sold 3,200,000 shares of Common Stock at a price of $0.02 per share for a total cash of $64,000.

On November 13, 2012, the Company sold 3,027,000 shares of Common Stock at a price of $0.025 per share for a total cash of $75,675.

On November 15, 2012, the Company sold 2,003,000 shares of Common Stock at a price of $0.03 per share for a total cash of $60,090.

All of the above shares were issued pursuant to private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

46

Exhibits

Exhibit Number	Description

3.1*	Articles of Incorporation
3.2*	Certificate of Amendment
3.3*	By-Laws
5.1*	Legal Opinion of Dean Law Corp., with consent to use
10.1*	Manager Consulting Service Agreement, dated July 2, 2012, with Access Finance and Securities (NZ)
10.2*	Prospectus Service Agreement, dated July 2, 2012, with Access Management Consulting and Marketing Pte Ltd.
10.3	Memorandum of Understanding, dated September 26, 2012, with Sky Joy International Enterprise Limited
10.4	Contract Supplies Agreement, dated September 2, 2012, with Rajakaruna Mineral Springs (PVT) Ltd.
21.1	List of Subsidiaries
23.1	Consent of M&K CPAS, PLLC
99.1*	Form of Subscription Agreement

* Previously Filed.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

47

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 18th day of March, 2013

Natfresh Beverages Corp.

By:/s/ Yi Lung Lin
Yi Lung Lin
President, Chief Executive Officer,
Secretary, Treasurer, Principal
Accounting Officer, Chief
Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Yi Lung Lin	President, Chief Executive	March 18, 2013
Yi Lung Lin	Officer, Secretary, Treasurer,
Principal Accounting Officer,
Principal Financial Officer
and Director

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